                   THE SYMBOL "[****]" DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENITAL

[****]

Amir V. Vexler 4/16/2026 /s/ Amir V. Vexler /s/ Erik D. Mossie

[****] [****]

[****]

[****] [****] [****] [****]

[****] [****]

[****] [****] [****]

AMERICAN CENTRIFUGE OPERATING, LLC

A Centrus Energy Corp. Subsidiary

TABLE OF CONTENTS
Solicitation Number: N/A
Contract Number: 500141

THE SYMBOL "[****]" DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENITAL

Centrus
Fueling the Future of Nuclear Power

AMERICAN CENTRIFUGE OPERATING, LLC
A Centrus Energy Corp. Subsidiary

SECTION B
SCHEDULE OF SUPPLIES/SERVICES
Solicitation Number: N/A
Contract Number: 500141
Release Number: N/A

Item No.	Quantity	Description	Unit Price
1	Job	Contract Purchase Agreement to award individual Task Releases as needed to furnish all labor, materials, tools, equipment, services, construction services, and perform all work in accordance with the attached Statement of Work, Exhibit 1. Rev 0 to support the American Centrifuge LEU and HALEU expansion project. Attachment 1: Fully burdened labor and equipment rates.	$900,000,000 Not-to-Exceed.

AMERICAN CENTRIFUGE OPERATING, LLC
A Centrus Energy Corp. Subsidiary

SOLICITATION, PROPOSAL AND AWARD
(Construction)

1. Solicitation No.: N/A Date issued:N/A	2. Contract Number: 500141
3. Send Proposal To: N/A	4. For information call: Bruce Knauff 5. Telephone No.: 740-897-3792

6. American Centrifuge Operating, LLC (the "Corporation") requires the Work (as defined in the attached general terms and conditions) to be performed in accordance with the requirements set forth in the following list of documents attached hereto:

After CPA award and as needed, CTRs shall be awarded detailing specific scopes of work. The CTR will incorporate work specific documents (Statements of Work, Drawings, Specifications, etc.) as applicable.

Period of Performance: March 26, 2026 through January 30, 2031.

Contract Purchase Agreement Not-To-Exceed $900,000,000.00

7. PERFORMANCE PERIOD -- In the event the Proposal is accepted (in whole or in part) by the Corporation, Contractor shall begin performance within N/A days of receiving ☐ award ☐ Notice-to-Proceed and shall complete the Work required hereunder within N/A days thereafter.

8.☒ When required by the Buyer, the Contractor shall furnish a performance bond with a surety or sureties contained in the Department of Treasury Circular 570 in connection with the performance of the Work under this Contract. The penal sum of the performance bond shall be in the amount of[****] percent of the Contract Price or $per CTR whichever is greater. The performance bond shall be provided to the Buyer within five (5) working days after the date in Block 18C or 18F, as applicable.	9. When required by the Buyer the Contractor shall furnish a payment bond with a surety or sureties contained in the Department of Treasury Circular 570 for the protection of persons furnishing material or labor in connection with the performance of the Work under this Contract. The penal sum of the payment bond shall be in the amount of 100 percent of the Contract Price or $per CTR, whichever is greater. The payment bond shall be provided to the Buyer within five (5) working days after the date in Block 18C or 18F, as applicable.

10. This is a Time and Material type contract.

11. Additional solicitation requirements:

A. Proposals are due at the place specified in block 3 by N/A local time on N/A. Envelopes containing Proposals shall be marked to show the Proposer's name and address, the solicitation number, and the date and time Proposals are due.

B. The below signed individual agrees the Proposal submitted is valid for a period of N/A calendar days (45 calendar days unless a different period is submitted by the Proposer) from the date set for receipt of Proposals specified above.

Centrus

12. Name and address of Proposer:	13. Remittance address (Include only if different than block 12)
Geiger Brothers, Inc. 317 Ralph Street Jackson, Ohio 45640 Telephone No.:740-286-0800	
Solicitation Number: N/A	Contract Number: 500141

14. The Proposal includes the following amendments to the solicitation which were made by the Corporation (if no amendments are included, print "NONE"):

Amendment No.									
Date of Amendment									

14A. Name and title of person authorized to sign the Proposal: (Type or Print) N/A	14B. Signature: N/A 14C. Date of Proposal: N/A
15. Amount (total and item): N/A	
16. The contract will be administered by: American Centrifuge Operating, LLC Procurement Bruce Knauff P.O. Box 628 3930 U.S. Route 23 Piketon, OH 45661	17. Payment will be made by: American Centrifuge Operating, LLC Accounts Payable P.O. Box 628 Piketon, Ohio 45661

18. AWARD (The Proposer must complete Blocks 18A-C below and return the original copy to the Buyer.) The Contract shall be effective on the date last signed by the Parties.

18A. Name and title of Contractor employee authorized to sign contract(Type or print): ERIK D MOSSIE	18D. American Centrifuge Operating, LLC Amir V. Vexler
18B. Signature: /s/ Erik D. Mossie	18E. Signature: /s/ Amir V. Vexler
18C. Date: 4/1/2026	18F. Date: 4/16/2026

American Centrifuge Operating, LLC

A Centrus Energy Corp. Subsidiary

Section C

List of Specifications and Drawings

Contract Number: 500141

A. Statement of Work: Exhibit 1. Statement of Work
B. Specifications: Per Task Release
C. Drawings: Per Task Release
D. Procedures:

Stormwater Pollution Prevention Plan dated 04/02/2025

Health and Safety Plan for Construction, HIS-2601-0001 change 18 dated 1/14/2026

Site Specific Contract Requirements dated 11/05/2019

Site Access Handbook, Rev. 1 Chg. C dated 11/18/2015

Note: Work specific Statements of Work, drawings and other documents will be provided with each individual Task Release awarded. Each Statement of Work shall identify Quality Classification 1, 2, or 3 and the requirements pertaining to the work to be performed.

American Centrifuge Operating, LLC

A Centrus Energy Corp. Subsidiary

Section D

Terms and Conditions

Contract Number: 500141

Terms and Conditions:

ACO 361 Geiger

Additional Provisions to Terms and Conditions

General Decision Number OH20260051 1/02/2026

AMERICAN CENTRIFUGE OPERATING, LLC
A Centrus Energy Corp. Subsidiary

TERMS AND CONDITIONS

(Construction General Clauses)
(Time and Materials)

TABLE OF CONTENTS

TABLE OF CONTENTS

1. DEFINITIONS.

As used throughout this Contract, the following terms, whether in the singular or plural, when used with initial capitalization, shall have the meanings set forth below:

(a) The term "Buyer" means the Corporation's Procurement Director or his/her designated Procurement representative.

(b) The term "Ceiling Price" means the maximum amount to be paid for Work to be performed under this Contract (or a Release issued under this Contract) on time and materials basis where such pricing is specified, and includes all applicable Federal, State and local taxes and duties except for those excluded pursuant to the Paragraph of this Contract entitled "Taxes".

(c) The term "Conflict Of Interest" means that, because of other activities or relationships with other persons (including, without limitation, competitors of the Corporation) Contractor is unable or potentially unable to render impartial assistance or advice to the Corporation, or Contractor's objectivity in performing under this Contract is or might be otherwise impaired.

(d) The term "Construction Engineer" means the Corporation's technical representative.

(e) The term "Contract" means the contractual agreement between the Corporation and Contractor which includes (i) the terms and conditions herein, (ii) any supplements to the terms and conditions herein agreed by the Parties, (iii) any item descriptions, Statements of Work, Specifications or Drawings incorporated herein or attached hereto, and (iv) any instructions submitted to

Contractor by Buyer or the Construction Engineer in connection with this Contract.

(f) The term "Contract Price" means the total price for Work to be performed under this Contract or a Release on a fixed price basis where such pricing is specified, and includes all applicable Federal, State and local taxes and duties except for those excluded pursuant to the Paragraph of this Contract entitled "Taxes".

(g) The term "Contracting Officer" means the Department of Energy contracting official assigned to Corporation's contract as referenced in the Paragraph of this Contract entitled "Subcontract".

(h) The term "Contractor" means the individual or business entity that has entered into this Contract with the Corporation.

(i) The term "Corporation" means American Centrifuge Operating, LLC (ACO).

(j) The term "Corporation Facility" means any property or facility owned or leased by the Corporation.

(k) The term "Default" shall have the meaning ascribed to it in the Paragraph entitled "Termination and Suspension."

(l) The term "DOE" means the U.S. Department of Energy.

(m) The term "Drawings" means all the drawings, sketches, or maps referenced in this Contract and also such supplementary drawings, sketches or maps as the Buyer or Construction Engineer may issue from time to time.

(n) The term "Effective Date" means the date the Contract is signed by the Buyer.

(o) The term "Force Majeure" shall have the meaning ascribed to it in the Paragraph entitled "Termination and Suspension."

(p) The term "Furnished Property" shall have the meaning ascribed to it in the Paragraph entitled "Furnished Property".

(q) The term "Government" means the United States of America and includes the Department of Energy (DOE).

(r) The term "NRC" means the U.S. Government's Nuclear Regulatory Commission.

(s) The term "Notice to Proceed" shall have the meaning ascribed to it in the Paragraph entitled "Schedules for Construction".

(t) The term "Party" refers to the Corporation or Contractor individually and the term "Parties" refers both to the Corporation and Contractor collectively.

(u) The term "Release" means an authorization to perform Work issued under this Contract. Whether or not a Release is required before Work is performed will be specified elsewhere in the Contract.

(v) The term "Services" means the services described in the Statement of Work/Specifications to be provided/performed by Contractor in connection with the Work.

(w) The term "Statement of Work" or "SOW" means the description of the Work to be performed by Contractor pursuant to this Contract attached and hereby incorporated into the Contract. The Statement of Work may be a separate document labeled "Statement of Work" or incorporated in the terms herein, or both.

(x) The term "Specifications" means all the terms and stipulations contained in the document entitled "Specifications" and includes those portions known as "specific contract requirements" and such amendments, revisions, deductions or additions as may be issued in writing, from time to time, by the Buyer, pertaining to the performance of the Work or to the quantities and qualities of the materials or Supplies to be furnished under this Contract.

(y) The term "Supplies" means any materials, components or goods required to be furnished by Contractor in the performance of Work under this Contract.

(z) The term "Work" means all the Services, Supplies, materials and equipment required by the Contractor to fulfill its obligations under the Contract. The Work may involve specified construction projects defined in the Contract, or for construction projects to be defined in Releases issued by the Buyer pursuant to this Contract.

2. SUBCONTRACT.

This Contract is a subcontract to Corporation's prime contract 89243225DNE000022/89243226FNE40 with the U.S. Department of Energy.

3. STANDARD OF PERFORMANCE.

(a) Contractor shall be responsible for the professional quality, technical accuracy and coordination of all Services furnished by Contractor under this Contract. In connection with the foregoing, Contractor shall expend its best professional efforts to perform the Work at the locations set forth in this Contract (or in a Release issued under this Contract, if applicable) with all due diligence, economy and efficiency, in accordance with the Contract; generally accepted techniques and practices in Contractor's industry; sound management and technical practices; and applicable law and regulations.

(b) UNLESS OTHERWISE STATED IN THIS CONTRACT, TIME SHALL BE DEEMED OF THE ESSENCE FOR THE PERFORMANCE OF THE WORK. If Contractor becomes aware of any difficulty in performing the Work, Contractor shall immediately notify the Buyer, in writing, giving pertinent details of the difficulty. This notification shall not change any performance schedule, nor relieve Contractor of its responsibilities under Subparagraph (a).

(c) Contractor shall procure the Supplies in sufficient time to permit timely performance of the Work.

4. WORKFORCE.

(a) Contractor shall only use skilled, experienced and reliable workers, and shall ensure that all subcontractors do the same.

(b) The Corporation may require the Contractor to remove from the Work any employee of the Contractor or a subcontractor that the Corporation, in its sole judgment, deems incompetent, careless, insubordinate or otherwise objectionable, or whose continued employment is deemed by the Corporation to be unacceptable.

5. MATERIALS, EQUIPMENT AND SUPPLIES.

(a) Contractor Responsibility. Unless otherwise expressly stated in this Contract, the Contractor shall provide and pay for all operations, labor, equipment, materials, and all things (including, but not limited to, all items, tools, Supplies, articles, appurtenances, apparatus, machinery, appliances, scaffolding, utilities, Services, sanitary facilities, supervision, transportation, incidentals, and expenses) necessary for the proper performance of the Services and completion of the Work.

(b) Manufacturer Requirements. Unless otherwise expressly stated in this Contract, all materials and equipment shall be applied, installed, connected, erected, used, cleaned, and conditioned as directed by the manufacturer of such materials and equipment.

(c) Evidence of Source and Quality. The Contractor shall furnish satisfactory evidence as to source and quality of Supplies and materials, including, if requested, test specimens or samples.

(d) Hazardous Materials. Unless otherwise authorized elsewhere in this Contract, all Supplies furnished hereunder shall not contain hazardous material or asbestos.

(e) Certificates of Compliance. Any certificate required for demonstrating proof of compliance of materials with Specification requirements shall be executed in two (2) copies and shall be submitted to the Construction Engineer. Each certificate shall be signed by an authorized officer of the manufacturing firm and shall contain the name of the Contractor, location of the project, and the quantity and date or dates of shipment or delivery to which the certificates apply. Copies of laboratory test reports submitted with certificates shall be signed by an authorized official of the laboratory and shall contain the name and address of the testing laboratory and the date or dates of the tests to which the reports apply. Certification shall not be construed as relieving the Contractor from furnishing satisfactory material if, after tests are performed on selected samples, the material is found not to meet the specific requirements.

(f) Samples. Any samples and descriptive data required shall be shipped prepaid or delivered to the Construction Engineer not less than thirty (30) days before scheduled use. Samples and descriptive data shall be properly marked to show the Contract number, the name of the material, trade name of the manufacturer, place of origin, name and locations of the Work where the material represented by the samples is to be used, the name of the entity submitting the sample, and any additional information as may be described in the Specifications. Samples will not be returned to the Contractor. Failure of any sample to pass the specified requirements for a particular use will be sufficient cause for (1) if Work is being performed on a time and materials basis, disallowing any costs claimed by Contractor for sampling of the defective material, as well as any other costs associated with the defective material sufficient to offset any additional costs incurred by the Corporation as the direct or indirect result, in whole or in part, of the defective material; or (2) if Work is being performed on a fixed price basis, for deducting from the Contract Price the actual cost incurred by the Corporation for any re-review or retesting.

(g) Furnished Property. Certain items in the Drawings, Specifications and/or SOW may be noted in this Contract as being furnished by the Corporation. See the Paragraph entitled "Furnished Property" for the general terms applicable to such items.

(h) Installed Equipment List. Prior to Contract completion, the Contractor shall furnish a complete listing of installed equipment to include, as a minimum, the following information:

(i) Equipment name or nomenclature;
(ii) Actual manufacturer's name;
(iii) Manufacturer's model number;
(iv) Serial number, if applicable;
(v) Normal nameplate data; and
(vi) Acquisition cost or market value.

This listing shall also include all special test equipment and spare parts that may be required by the terms of this Contract.

6. FURNISHED PROPERTY.

(a) The Corporation may provide to the Contractor property owned or controlled by the Corporation ("Furnished Property"). Furnished Property shall be used only for the performance of the Work.

(b) Title to Furnished Property shall not pass to Contractor. The Contractor shall clearly mark (if not so marked) all Furnished Property to show that it is Furnished Property. The Contractor, as part of the Work, shall (i) provide approved storage facilities for Furnished Property and (ii) unload, provide receipts for, and store all such Furnished Property. If such items are already in storage, the Contractor shall take custody of them when directed by the Buyer or his designee. The Contractor shall check, account and care for, and protect such items in accordance with good commercial practice and in the same manner as if such items were to be furnished by the Contractor under this Contract.

(c) Except for reasonable wear and tear or expected consumption of the Furnished Property in the performance of the Work, the Contractor shall be responsible for, and shall promptly notify the Corporation of, any loss or destruction of, or damage to, Furnished Property. The Contractor shall be liable for loss or destruction of, or damage to, Furnished Property and for expenses incidental to such loss, destruction or damage or replacement or repair of such property.

(d) Reports.

(i) The Contractor shall submit the following reports to the Corporation employee designated by the Buyer:

(1) Monthly, by the last workday of the month; and
(2) Upon completion or termination of this Contract.

(ii) The reports shall include the following information and include all Furnished Property in the Contractor's possession:

(1) Property Number (assigned by Contractor if not already marked/tagged by the Corporation);
(2) Property Description;
(3) Manufacturer;
(4) Model Number;
(5) Date Received;
(6) Unit Acquisition Cost (Provided by the Buyer if furnished by the Corporation and not acquired during the term of this Contract).
(7) Location;
(8) Condition; and
(9) Date of last inventory.

(iii) Contractor shall also conduct an annual inventory of all Furnished Property in the Contractor's possession during the month of September in conjunction with the above designated Corporation employee or his/her designated representative. The Contractor shall coordinate the timing of the annual inventory with the above designated Corporation employee. The monthly report for September shall serve as the report of the annual inventory. The Contractor shall as part of this report certify that it has visually and physically verified all Furnished Property in its possession.

(iv) Contractor shall include the requirements of this Paragraph in subcontracts which involve the use or furnishing of Furnished Property. Furnished Property in the possession of subcontractors shall be included in the above required monthly reports and annual inventory.

7. MATERIAL AND EQUIPMENT SUBSTITUTIONS.

(a) General. This Contract may specify that certain materials or equipment shall be used in performance of the Work. In the event the Contractor proposes to use materials or equipment other those specified in this Contract, the Contractor shall verify that the proposed alternate will meet all Contract requirements and fit within the available space prior to submitting his proposal for approval. The Contractor shall be responsible for furnishing and installing materials and equipment that can be satisfactorily operated and serviced within the available space. Proposed substitutes shall not be used in the Work prior to written authorization by the Buyer.

(b) Evaluation. In making an evaluation of a proposed substitute, the Buyer reserves the right to have tests and/or analyses made to determine the acceptability of the substitute. Tests, analyses, and decisions will be made in accordance with the following:

(i) Upon request, certified manufacturer's samples of the proposed substitute material or equipment shall be submitted to the Buyer for testing and/or analysis.

(ii) The type of test(s) and/or analysis and the entity that will perform the test(s) and/or analysis will be designated by the Buyer. The number of samples required will be determined by the Buyer.

(iii) During the progress of the Work, the Buyer may take samples of the substitute for check test(s) and/or analysis in accordance with the procedure specified in the Subparagraph (a) of this Paragraph.

(iv) All costs for tests, check tests, and/or analyses shall be paid by the Contractor; except that where more than two (2) check tests are requested by Buyer for material or equipment that has previously passed all Buyer-requested tests, the cost of the additional check tests and/or analyses will be paid by the Corporation.

(c) Contractor Responsibility for Costs. If, in the opinion of the Buyer the use of an authorized substitute shall require any changes or modifications in the design, engineering, Drawings, SOW, Specifications, or the Work to be performed under the Contract, all of the costs for such changes or modifications, whether or not considered at the time the substitution was approved, shall be paid by the Contractor. These costs include, but are not limited to,

furnishing and installing all additional materials and equipment the Buyer may deem necessary to accommodate the substitute in the Work.

(d) Rejection of Proposed Substitute. The Buyer may reject an otherwise acceptable substitute if its use will result in the extension of the Contract completion time or directly or indirectly increase the Corporation's costs or risks.

8. BRAND NAME OR APPROVED EQUAL.

(a) Items specified by this Contact by the use of a "brand name" or a "brand name or approved equal" description (including identification of products by make and model) are intended to be descriptive, but not restrictive, and are to indicate the quality and characteristics of products that will be considered satisfactory. However, in all cases, substitutions for a brand name specified in this Contract shall be subject to prior approval of the Buyer.

(b) Items submitted for evaluation in accordance with the Specifications and the Paragraph of this Contract entitled "Shop Drawings and Submittals" will be evaluated by Corporation personnel. If disapproved, the Contractor will resubmit another item. The failure of an "equal" item to be approved is not grounds for excusable delay under the Paragraph entitled "Termination & Suspension" or for a price increase due to the Contractor having to furnish a different item than originally submitted.

9. COMPLIANCE WITH LAWS.

(a) Contractor shall, at its own expense, comply with all applicable federal, state and local laws and ordinances and all pertinent rules and regulations in providing the Supplies under this Contract and such compliance shall be a material requirement of this Contract.

(b) Contractor shall, at its own expense, be responsible for obtaining any necessary licenses and permits.

(c) Contractor represents that each chemical substance constituting or contained in the Supplies sold or otherwise transferred to the Corporation hereunder is on the list of chemical substances compiled and published by the Administrator of the Environmental Protection Administration pursuant to the Toxic Substances Control Act (15 U.S.C., Sec. 2601 et seq.) as amended.

(d) Contractor shall provide to the Corporation with each delivery any Safety Data Sheet applicable to the Supplies in conformance with and containing such information as required by the Occupational Safety and Health Act of 1970 and regulations promulgated thereunder, or its state approved counterpart.

(e) Contractor warrants to the Corporation than neither Contractor nor any of its affiliates or subsidiaries or, to its knowledge, any director, officer, or employee of Contractor or any of its subsidiaries or affiliates is a legal or natural person who (a) is directly or indirectly owned or controlled by any legal or natural person currently included on the List of Specially Designated Nationals and Blocked Persons or the Foreign Sanctions Evaders List (collectively, "SDN List") maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") or any other U.S. governmental entity imposing sanctions or trade embargoes ("Economic Sanctions Laws"), (b) is directly or indirectly owned or controlled by any person who is located, organized, or resident in a country or territory that is, or whose government is, the target of sanctions imposed by OFAC or any other governmental entity, or (c) has any active exclusions in the U.S. Government's System for Award Management (SAM).

(f) Contractor shall promptly notify the Buyer if it or any of its subsidiaries or affiliates, or any of its or any of its subsidiaries' or affiliates directors, officers, employees, or agents becomes directly or indirectly owned or controlled by any legal or natural person (a) included on the then-current SDN List, or (b) located, organized, or resident in a country or territory that is, or whose government is, the target of sanctions imposed by OFAC or any other governmental entity, or is subject to an active exclusion in SAM.

10. CHEMICAL SUBSTANCES:

Contractor, in the performance of this Contract shall not use, or consume on a Corporation Facility or transfer to the Corporation any chemical substances (as defined in 15 U.S.C. Section 2602) that are not on the list of chemical substances compiled and published by the Administrator of the Environmental Protection Agency (EPA) pursuant to the Toxic Substance Control Act (15 U.S.C., Section 2601 et seq.) (TSCA) as amended. Further, Contractor shall provide the Buyer a listing of all chemical substances used or consumed on a Corporation Facility or transferred to the Corporation with the final invoice submitted under this Contract. This listing shall contain all information required by the Administrator of the EPA under TSCA.

11. TITLE.

(a) Corporation to Take Title. The Corporation shall hold title to all Work completed and title to materials, equipment, and other things intended for incorporation into the Work or for which the Corporation paid or reimbursed the Contractor, shall pass to the Corporation upon delivery to a Corporation Facility. Contractor shall retain title to all equipment and materials used by the Contractor but not intended to be incorporated into the Work unless the value of such equipment and materials has been included in an amount paid by the Corporation under this Contract.

(b) Contractor Risk of Loss. Notwithstanding the foregoing and prior to acceptance of the completed Work by the Corporation, Contractor shall bear the risk of loss of, or damage to, the Work or any equipment or materials used by the Contractor for the Work.

(c) Disclaimer. The fact that the Corporation takes title to the Work or to any equipment, materials or thing under this Paragraph, shall not be considered acceptance of such Work, equipment, materials, or thing nor limit or affect the Corporation's right to require correction or replacement of defective or nonconforming Work, equipment, material or thing or relieve the Contractor of any obligation under this Contract.

12. CONTRACTOR'S REPRESENTATIONS.

(a) Contractor's Representations. Contractor, and the person signing this Contract on Contractor's behalf, each hereby make the following representations to the Corporation:

(i) Contractor is a merchant in the business of performing Work of the type to be provided under this Contract and is not acting as an agent for any other person or entity in performing such Work;

(ii) Contractor has all power and authority required to execute, deliver and perform this Contract and Contractor has sufficient staff and other resources to carry out its duties hereunder in a prompt, efficient and diligent manner;

(iii) The execution, delivery and performance of this Contract by Contractor and by the person signing this Contract on behalf of Contractor have been duly authorized by all necessary corporate, partnership or other action;

(iv) This Contract constitutes a legal, valid and binding agreement of Contractor, enforceable against Contractor in accordance with its terms, except as limited by bankruptcy, insolvency, receivership or other similar laws affecting or relating to the rights of creditors generally;

(v) Contractor has or will obtain, and will maintain and comply with, all licenses and permits necessary to legally and validly execute, deliver and perform this Contract at the expense of the Contractor;

(vi) the representations and certificates made in, or submitted with, Contractor's proposal, have been duly authorized, made and

executed and are true and correct as if made herein and as of the date hereof; and

(vii) Contractor has the right to make all disclosures and assignments of intellectual property rights to the Corporation required under this Contract.

(viii) Except as disclosed in an attached schedule, Contractor has no Conflict of Interest in performing the Work.

(b) Condition. Contractor acknowledges that the Corporation has relied on the truth, accuracy and completeness of the foregoing representations in entering into this Contract and thus such truth, accuracy and completeness shall be deemed a condition to any right of payment or performance by the Corporation under this Contract.

13. WARRANTIES.

(a) Warranty of Quality. The Contractor warrants that the Work (including Supplies) shall conform with the requirements of the Contract, including, but not limited to, all affirmations by Contractor, the Statement of Work, Drawings and Specifications. The Contractor further warrants that (i) all Work and Supplies provided as part of the Work shall be merchantable and fit for their intended purposes; new, not refurbished or reconditioned; preserved, packaged, marked and prepared for shipment in a manner conforming to the requirements of applicable law and regulation and this Contract; and of an even kind, quality and quantity within each unit and among all units; (ii) all Work shall be rendered in a good and workmanlike manner by skilled personnel in accordance with the Standards of Performance stipulated in this Contract and all other Contract requirements; and (iii) all Work does not infringe the intellectual property rights of any third parties.

(b) Term of Warranty. Except for the warranty from infringement, these warranty obligations shall survive for [****] after acceptance of the Work, unless a longer warranty period is called for in the Contract. The warranty from infringement shall survive for [****] from the date of completion of the Work rendered in performance of the Contract, unless a longer warranty period is called for in the Contract. The Corporation shall notify the Contractor of any warranty claim within thirty (30) days after discovering the defect or assertion of intellectual property rights giving rise to such claim.

(c) Remedy. The Contractor shall bear all costs and risk for correction or replacement of defective Work, and in the case of Supplies, for the cost of returning the defective Supplies to the Contractor and the return of corrected or replacement Supplies to the Corporation. Any Work corrected or replaced under this Paragraph shall also be subject to the terms of this Paragraph to the same extent as the Work initially provided, but with the warranty period beginning from the date of replacement or correction. If replacement or correction is not completed promptly after notice of the defect or if a cure does not appear feasible, the Corporation shall have the right to either (i) obtain equivalent Work from other sources (or to provide such Work from internal sources) and to charge the cost thereof to the Contractor or (ii) demand a refund of the money paid by the Corporation for the defective Work. At the Buyer's request, the Contractor shall provide a schedule for completing any proposed cure for defective Work (subject to the return of defective Supplies, material or other items, to the extent feasible). Failure to provide a schedule within ten (10) working days shall be deemed grounds for the Corporation to exercise its rights to correct or replace Work itself or though others.

(d) Equitable Adjustment. If the Contractor disputes the Corporation's warranty claim, the Contractor shall nevertheless proceed to correct or replace the defective Work. In the event it is later determined that the Work was not defective, the Corporation shall equitably adjust the amount paid or to be paid under this Contract to compensate the Contractor for the additional Work provided, subject to offset for any Supplies, materials or other items returned by the Corporation that did, in fact, conform with Contract Requirements.

(e) Rejected Work. The Contractor shall provide instructions for pick up or disposal of defective Work. Notwithstanding the Paragraph entitled "Title" hereof, title to, and risk of loss of, defective Work, which is returned for replacement or correction shall, unless otherwise stipulated by the Buyer, revert to the Contractor. If the Contractor fails to furnish timely disposition instructions, the Corporation may dispose of the defective Work in a reasonable manner at the Contractor's expense. The Corporation is entitled to reimbursement from the Contractor, or from the proceeds of such disposal, for the reasonable expenses of the care and disposition of the defective Work, as well as for excess costs incurred or to be incurred as a result of the breach of warranty.

(f) Non-exclusive Remedy. The rights and remedies of the Corporation provided in this Paragraph are in addition to and do not limit any rights afforded to the Corporation by applicable law or any other term of this Contract.

(g) Assignment of Warranties. Without limiting the Contractor's liability under the warranties set out in this Paragraph, the Contractor shall assign to the Corporation all manufacturer's warranties for Supplies provided to the Corporation or other property acquired by the Contractor at the Corporation's expense to which the Corporation takes title under the Paragraph entitled "Title."

14. PERFORMANCE ASSURANCES.

(a) If at any time, the Contractor's workforce and/or equipment, in the opinion of the Buyer, appears inadequate to complete the Work on time or in the manner required by this Contract. Contractor shall, if so directed and without additional cost to the Corporation, increase the workforce and equipment to such an extent as to give reasonable assurance of compliance with the schedule for completion of the Work in accordance with the Contract. However, the failure of the Buyer to make such a demand shall not relieve the Contractor of the responsibility to secure the safe, efficient and timely completion of the Work, and Contractor alone shall be responsible for the safety, efficiency and adequacy of its methods, materials, workforce and equipment.

(b) If, in the Buyer's judgment, the Contractor is unable to complete the Work, the Corporation may, to the extent necessary to complete the Work, take over any of the equipment, tools and/or materials on the site, and any or all of the contracts with Contractor's subcontractors, in order to complete the Work. The Contractor shall assist the Corporation in this effort.

15. SITE INVESTIGATION AND CONDITIONS AFFECTING THE WORK.

(a) The Contractor acknowledges that it has taken all steps reasonably necessary to ascertain the nature and location of the Work, and that it has investigated and satisfied itself as to the general and local conditions which can affect the Work or its cost, including but not limited to (i) conditions bearing upon transportation, disposal, handling, and storage of materials; (ii) the availability of labor, water, electric power, sewer, rail, roads and other utilities, services and transportation; (iii) uncertainties of weather, river stages, tides, or similar physical conditions at the site; (iv) the conformation and conditions of the ground; and (v) the character of equipment and facilities needed preliminary to and during Work performance. The Contractor also acknowledges that it has satisfied itself as to the character, quantity, and quality of surface and subsurface materials or obstacles to be encountered insofar as this information is reasonably ascertainable from an inspection of the site, including all exploratory work done by the Corporation, as well as from the Drawings and Specifications made a part of this Contract. Any failure of the Contractor to take the actions described and acknowledged in this Paragraph will not

relieve the Contractor from responsibilities for estimating properly the difficulty and cost of successfully performing the Work, or for proceeding to successfully perform the Work without additional expense to the Corporation.

(b) The Corporation assumes no responsibility for any conclusions or interpretations made by the Contractor based on the information made available by the Corporation. Nor does the Corporation assume responsibility for any understanding reached, or representation made, concerning conditions which can affect the Work by any of the Corporation's officers or agents before the execution of this Contract, unless that understanding or representation is expressly stated in this Contract.

16. DIFFERING SITE CONDITIONS.

(a) The Contractor shall promptly, and before the conditions are disturbed, give a written notice to the Buyer of (i) subsurface or latent physical conditions at the site which differ materially from those indicated in this Contract, or (ii) unknown physical conditions at the site, of an unusual nature, which differ materially from those ordinarily encountered and generally recognized as inherent in Work of the character provided for in this Contract.

(b) The Buyer shall investigate the site conditions promptly after receiving the notice. If the conditions do materially so differ as to cause an increase or decrease in the Contractor's cost of, or the time required for, performing any part of the Work whether or not changed as a result of the conditions, an equitable adjustment shall be made under this Paragraph and the Contract modified in writing accordingly.

(c) No request by the Contractor for an equitable adjustment to the Contract under this Paragraph shall be allowed, unless the Contractor has given the written notice; provided, that the time prescribed in Subparagraph (a) of this Paragraph for giving written notice may be extended by the Buyer.

(d) No request by the Contractor for an equitable adjustment to the Contract for differing site conditions shall be allowed if made after final payment under this Contract.

17. SPECIFICATIONS AND DRAWINGS FOR CONSTRUCTION.

(a) The Contractor shall keep on the work site a copy of the Contract Drawings, SOW and Specifications and shall at all times give the Buyer or his/her representative access thereto. The Buyer shall furnish from time to time such detailed supplemental Drawings and other information as considered necessary, unless otherwise provided.

(b) Anything mentioned in the SOW or Specifications and not shown on the Drawings, or shown on the Drawings and not mentioned in the SOW or Specifications, shall be of like effect as if shown or mentioned in all of them. In case of difference between Drawings, the SOW and the Specifications, see the Paragraph of this Contract entitled "Precedence." In case of a discrepancy in the Drawings, SOW, or Specifications that cannot be resolved under the foregoing Paragraph, the matter shall be promptly submitted to the Buyer, who shall make a determination in writing. Any adjustment by the Contractor without such a determination shall be at its own risk and expense.

(c) Wherever in the SOW, Specifications or Drawings, the words, "directed," "required," "ordered," "designated," "prescribed," by the Corporation or words of like import are used, it shall be understood that the "direction," requirement," order," "designation," or "prescription," of the Buyer is intended and similarly the words "approved," acceptable," "satisfactory," by or to the Corporation or words of like import shall mean "approved by," or "acceptable to," or "satisfactory to" the Buyer, unless otherwise expressly stated. Where "as shown," "as indicated," "as detailed," or words of similar import are used, it shall be understood that the reference is made to the Drawings accompanying this Contract unless stated otherwise. The word "provided" as used herein shall be understood to mean "provide complete in place," that is "furnished and installed."

(d) This Paragraph shall be included in all subcontracts at any tier.

18. MARK-UP CONSTRUCTION DRAWINGS.

The Contractor shall maintain a set of Drawings marked concurrently with construction progress to reflect the Work as performed according to the Corporation-approved Drawings, including necessary changes. A yellow check mark shall be used to indicate that construction conforms to the Contract Drawings. Deletions shall be shown in blue. Mark-ups of the Corporation-approved changes shall be shown in red. Locations of underground utilities shall be dimensioned. One (1) complete set of mark-up blue line drawings indicating the affected work shall be furnished to the Construction Engineer prior to final acceptance of that part of the Work. In situations where the Contractor's shop drawings become contract Drawings (e.g., where the Contractor provides a design to meet Contract requirements), the Contractor shall furnish, in addition to the foregoing mark-up blue line drawings, one (1) complete set of high contrast brownline erasable Mylars of microfilmable resolution of its shop drawings.

19. SHOP DRAWINGS AND SUBMITTALS.

(a) General. Shop drawings means drawings submitted to the Construction Engineer by the Contractor or subcontractor pursuant to this Contract, showing in detail (i) the proposed fabrication and assembly of structural elements and (ii) the installation (i.e., form, fit, and attachment details) of materials or equipment. It includes drawings, diagrams, layouts, schematics, descriptive literature, illustrations, schedules, performance and test data, and similar materials furnished by the Contractor to explain in detail, specific portions of the Work required by this Contract. The Corporation may duplicate, use, and disclose in any manner and for any purpose shop drawings delivered under this Contract.

(b) Coordination/Approval of Shop Drawings. If this Contract requires shop drawings, the Contractor shall coordinate all such drawings, and review them for accuracy, completeness, and compliance with Contract requirements and shall indicate its approval thereon as evidence of such coordination and review. Shop drawings submitted to the Construction Engineer without evidence of the Contractor's approval shall be returned for resubmission. All submittals shall be returned to the Contractor by the Construction Engineer marked with the appropriate "Action Code" as set forth on the Corporation's transmittal form (to be provided to the Contractor after award) not later than fifteen (15) days after the date of receipt of the submittal. The Construction Engineer will indicate an approval or disapproval of the shop drawings and if not approved as submitted shall indicate the Corporation's reasons therefor. The Construction Engineer will return one (1) copy of reviewed shop drawings, stamped with the appropriate approval code and two (2) copies of all other data. Any work done before such approval shall be at the Contractor's risk. Approval by the Construction Engineer shall not relieve the Contractor from responsibility for any errors or omissions in such drawings, nor from responsibility for complying with the requirements of this Contract, except with respect to variations described and approved in accordance with subparagraph (d) below.

(c) Changes. If the Contractor considers any correction indicated on the drawings to constitute a change to this Contract, notice as required under the Paragraph of this Contract entitled "Changes," shall be given to the Buyer.

(d) Variations from Drawings. If shop drawings show variations from the Contract requirements, the Contractor shall describe such variations in writing, separate from the drawings, at the time of submission. If the Construction Engineer approves any such variation, the Buyer shall issue an appropriate Contract

modification, except that, if the variation is minor or does not involve a change in price or in time of performance, a modification need not be issued.

(e) Submittal Register. Within fifteen (15) days after receipt of Notice-To-Proceed, the Contractor shall submit to the Construction Engineer one (1) reproducible and two (2) prints of the Shop Drawings and Material Submittal Register (SDMSR), listing all data submittals required by this Contract for information or review action by the Corporation. The SDMSR form will be provided by the Corporation. The Contractor may duplicate this form as necessary. Items listed on the SDMSR shall be such that all shop drawings or data required under each item will normally be submitted under one transmittal. The Contractor shall avoid listing single broad entries that require multiple transmittals of drawings or data. The SDMSR shall reflect a reasonable time for each review action by the Corporation, taking into consideration the complexity and the number of shop drawings submitted at one time or during one period of time, mail time, and place of review. The Contractor shall update the initial SDMSR every thirty (30) days, beginning on the 60th day after Notice-To-Proceed, and shall submit one (1) reproducible and (2) prints of the updated SDMSR to the Construction Engineer. These updated SDMSRs shall contain all previously identified items, all transmittal numbers with their respective returned transmittal action codes, the Contractor's date of receipt, and any revised submittal dates in accordance with the latest approved progress schedule.

(f) Transmittal Forms. The Contractor shall complete and submit the form, transmittal of shop drawings, equipment data, material samples or manufacturer's certificates of compliance, with each shop drawing submittal. Transmittal forms shall be numbered consecutively in accordance with the numbering system set forth in the transmittal form instructions. The Contractor shall certify on each transmittal form that each submittal is correct and in strict conformance with the Drawings and Specifications, except as otherwise explicitly stated. Any variation from the Contract requirements shall be highlighted on the shop drawing submittals and must be accompanied by a separate formal written request for deviation.

(g) Requirements for Submittals. Shop drawings and other submittals shall be complete and shall be submitted in logical order to facilitate proper coordination and review. Incomplete or improperly prepared submittals may be returned to the Contractor without review or action. Contract Drawings shall not be submitted as shop drawings. Reproducibles shall be sharp in detail for making quality reproductions. Copies shall be black-on-white or blue-on-white. Blueprints are not acceptable. Copies of catalog cuts, brochures, data and similar information shall be the manufacturer's standard issue and only high quality reproductions will be acceptable. The Contractor shall mark all copies of separate sheets or bound volumes with appropriate information. One (1) reproducible and six (6) copies of the shop drawings and six (6) copies of preprinted material are required, unless otherwise specified herein. The reproducible copy of shop drawings must be a high contrast brownline erasable Mylar of microfilmable quality when provided for the following items:

(i) All items which require design by the Contractor or subcontractors;

(ii) All items which require maintenance and/or lubrication.

(iii) All items which require operating, maintenance, or lubrication manuals; and

(iv) All items which require a spare parts list.

(h) Other specific submittals required by this Contract are specified in the Specifications and/or in an appendix to the Specifications. When submittals listed below are specified in the Specifications and/or an appendix, the following requirements pertaining to quantity and form of submittal will apply:

(i) Definitive drawings, fully dimensioned and detailed for each item - submit one (1) reproducible and six (6) copies.

(ii) Schematic piping and/or wiring diagrams - submit one (1) reproducible and six (6) copies.

(iii) Installation manuals and/or instructions, submit six (6) originals of the manufacturer's standard issue.

(iv) Operating manuals and/or instructions - submit six (6) originals of the manufacturer's standard issue. Operating manuals shall address, as minimum, the following (as applicable to the equipment):

(A) Design operating conditions;

(B) Limiting operating parameters;

(C) Routine test requirements;

(D) Troubleshooting procedures; and

(E) Normal operating procedure, including "start-up" and "shutdown."

(v) Maintenance manuals and/or instructions - submit six (6) originals of the manufacturer's standard issue. Maintenance manuals shall address, as minimum, the following (as applicable to the equipment):

(A) Preventative maintenance requirements;

(B) Disassembly procedures, including, any special tool requirements;

(C) Procedure for inspecting disassemble parts; and

(D) Reassembly and any special tool requirements.

(vi) Lubrication manuals and/or instructions - submit six (6) originals of the manufacturer's standard issue. Lubrication manuals shall address, the following (as applicable to the equipment):

(A) Procedure;

(B) Type of lubrication; and

(C) Frequency of lubrication

(vii) Performance curves, certified and standard - submit six (6) originals of the manufacturer's, standard issue.

(viii) Calibration instructions - submit six (6) originals of the manufacturer's standard issue.

(ix) Manufacturer's test reports - submit six (6) originals of the manufacturer's standard issue.

(x) Detailed parts list - submit six (6) originals of the manufacturer's standard issue.

(xi) Recommended spare parts list - submit six (6) originals of the manufacturer's standard issue.

(xii) Descriptive literature - submit six (6) originals of the manufacturer's standard issue.

(xiii) Test data sheets - submit six (6) copies.

(i) Disclaimer. The approval of shop drawings by the Construction Engineer shall not be construed as a complete check, but will indicate only that the general method of construction and detailing is satisfactory. The Contractor shall be responsible for the dimensions and design of adequate connections, details, and satisfactory construction of all Work.

(j) Set of Drawings to Furnish. Upon completing the Work under this Contract, the Contractor shall furnish a complete set of all shop drawings as finally approved. These drawings shall show all changes and revisions made up to the time the Work is completed and accepted.

(k) Flow-Down. This Paragraph shall be included in all subcontracts at any tier.

20. SCHEDULES FOR CONSTRUCTION.

(a) The Contractor shall, within ten (10) days after receipt of the document designated as the "Notice-to-Proceed," (the "Notice-to-Proceed") prepare and submit to the Construction Engineer for approval three copies of a practicable schedule chart showing the order in which the Contractor proposes to perform the Work, and the dates on which the Contractor contemplates starting and completing the Work (including acquiring materials, plant, and

equipment). The Contractor shall include all principal categories of Work as set forth in the breakdown of the Contract Price required by the applicable Paragraph of this Contract dealing with payments. The schedule chart shall indicate the time periods required for these categories of Work and their anticipated start and completion times. No progress payments (if any) will be made until the schedule chart is submitted and approved.

(b) The Contractor shall enter the actual progress on the approved schedule chart and submit it with its payment request. If, in the opinion of the Buyer, the Contractor falls behind the approved schedule on the chart, the Contractor shall take steps necessary to improve its progress, including those that may be required by the Buyer, without additional cost to the Corporation. In this circumstance, the Buyer may require the Contractor to increase the number of shifts, overtime operations, days of work, and/or the amount of construction plant, and to submit for approval any supplementary schedule or schedules as the Buyer deems necessary to demonstrate how the approved rate of progress will be regained at the Contractor's expense.

(c) Failure of the Contractor to comply with the requirements of the Buyer under this Paragraph shall be grounds for a determination by the Buyer that the Contractor is not performing the Work with sufficient diligence to ensure completion within the time specified in this Contract. Upon making this determination, the Buyer may terminate the Contractor's right to proceed with the Work, or any separable part of it, in accordance with the default terms of this Contract.

(d) The approved schedule shall be used throughout this Contract period to estimate the value of completed Work upon which payment shall be based. The individual Work items listed on the schedule shall be small enough to permit accurate determination of their physical progress. The selection and number of features shall be subject to the Buyer's approval. The schedule shall show the following:

(i) The dollar value of each Work item and the Work as a whole, broken down by labor and material.

(ii) The weighted percentage of each Work item (labor plus material) to the Work as a whole (labor plus material).

(iii) The physical percentage complete at the end of each payment period for each Work item and the Work as a whole.

(e) The initial submission of the schedule and all subsequent modifications shall be in reproducible form. The Contractor shall revise the schedule to reflect approved changes in the Work and adjustments in time and/or money. The revised schedule shall indicate labor, materials, and equipment actually incorporated in the Work. Materials and equipment stored on or off the site shall not be considered when computing scheduled or actual progress.

21. PROCUREMENT SCHEDULE.

(a) When required by the Construction Engineer, the Contractor shall submit for approval, within ten (10) days after the Notice to Proceed, a schedule showing the anticipated dates of procurement and delivery of major items of material and equipment required for the performance of the Work. After approval by the Construction Engineer, the schedule shall be updated and resubmitted monthly to show changes in status, which have occurred during the previous month.

(b) The procurement schedule shall include the following items at a minimum and shall show both the scheduled and actual dates for each of the items included on the schedule:

(i) Subcontract No.;
(ii) Date subcontract issued;
(iii) Promised delivery date; and
(iv) Actual delivery date.

(c) If and as requested by the Construction Engineer, the Contractor shall add to the procurement schedule, items for which a status report is determined necessary.

22. INSPECTION OF CONSTRUCTION.

(a) All the Work shall be conducted under the general direction of the Construction Engineer and is subject to Corporation inspection and test at all places and at all reasonable times before acceptance to ensure strict compliance with the terms of this Contract.

(b) The Contractor shall establish and maintain an adequate inspection system and perform such inspections and tests of on-site and off-site work activities to ensure that the Work conforms to Contract requirements. The Contractor shall meet with the Construction Engineer, at his discretion, (i) prior to the start of the Work to develop a mutual understanding of the inspection system and (ii) periodically thereafter as required to assure the adequacy and effectivity of the practices and procedures being utilized, including reporting and documentation provisions. The Contractor shall maintain complete inspection records and make them available to the Buyer. Copies of daily and weekly inspection/quality control reports shall be submitted to the Construction Engineer. Such submittals shall be concurrent with the progress of the Work. Originals of all inspection/quality control reports, arranged consistent with the breakdown of the work items, shall be submitted in a final consolidated form to the Buyer prior to Contract completion.

(c) Commercial laboratory testing, when utilized, shall be arranged by the Contractor with a qualified laboratory. Such subcontracted testing requires the approval of the Buyer.

(d) The Contractor shall provide evidence of calibration for measurement and test equipment traceable to the National Institute of Standards Technology or an alternate Buyer-approved National Standard for all testing performed.

(e) The Corporation may perform its own inspections and tests of the Work, and may assign an inspector to be present at the Work site on a full or part-time basis. Corporation inspections and tests are for the sole benefit of the Corporation and do not:

(i) Relieve the Contractor of responsibility for providing adequate quality control measures;

(ii) Relieve the Contractor of responsibility for damage to, or loss of, the Work before acceptance;

(iii) Constitute or imply acceptance; or

(iv) Affect the continuing rights of the Corporation after acceptance of the completed Work under Subparagraph (k) of this Paragraph.

(f) The presence or absence of a Corporation inspector does not relieve the Contractor from any Contract requirement, nor is the inspector authorized to change any term or condition of the Contract, Statement of Work, Specification(s) or Drawings without the Buyer's written authorization.

(g) The Contractor shall promptly furnish, without additional charge, all facilities, labor, and material reasonably needed for performing such safe and convenient inspections and tests as may be required by the Buyer. The Corporation may charge to the Contractor any additional cost of inspection or test when the Work is not ready at the time specified by the Contractor for inspection or test, or when prior rejection makes reinspection or retest necessary. The Corporation shall perform all inspections and tests in a manner that will not unnecessarily delay the Work.

(h) The Contractor shall, without charge, replace or correct all Work found by the Corporation not to conform to the Contract, SOW, Specifications and/or Drawings, unless the Buyer consents to accept the Work with an appropriate adjustment to the amount paid for such Work. At the request of the Buyer or the Construction Engineer, the Contractor shall promptly segregate and remove rejected Supplies and other tangible manifestations of the Work from the premises.

(i) If the Contractor does not promptly replace or correct rejected Work, the Corporation may (i) by contract or otherwise, replace or correct the Work and charge the cost to the Contractor (less any

amount refunded to the Corporation with respect to the rejected Work) and/or (ii) terminate the Contract for Default in whole or in part, under the Paragraph entitled "Termination and Suspension".

(j) If, before acceptance of the entire Work, the Corporation decides to examine already completed Work by removing it or tearing it out, the Contractor, on request, shall promptly furnish all necessary facilities, labor, and material for such removal or tearing out. If the Work is found to be defective or nonconforming in any material respect due to the fault of the Contractor or its subcontractors, the Contractor shall pay the expenses of the examination and of satisfactory reconstruction. However, if the Work is found to meet Contract requirements, the Buyer shall make an equitable adjustment for the additional facilities, labor and material needed for the examination and reconstruction, including, if completion of the Work was thereby delayed, an extension of time.

(k) Unless otherwise specified in this Contract, the Corporation shall accept, as promptly as practicable after completion and inspection, all Work required by this Contract or the portion of Work the Buyer determines can be accepted separately. Acceptance shall be final and conclusive except for latent defects, fraud, gross mistake amounting to fraud, or the Corporation's rights under any warranty or guarantee.

23. LOWER TIER SUBCONTRACTS.

Unless otherwise directed by the Buyer, the Contractor shall submit, in writing and within fifteen (15) days after receipt of the Notice-To-Proceed, the names and addresses of all subcontractors, involving onsite labor, together with a summary of the extent, character, and dollar amount of the Work to be performed by each subcontractor. This listing shall be maintained current by submitting the same information for any additional subcontractors employed during the progress of the Work and any updates of previously submitted information. Such subsequent submissions shall be made not less than ten (10) days prior to the commencement of Work by the subcontractor, or if new information applies to a previously named subcontractor, ten (10) days after the Contractor learns such new information. If requested by the Buyer, the Contractor shall furnish copies of any or all subcontracts issued for the performance of Work under this Contract. At any time after issuance of the Notice-To-Proceed, the Buyer may request submittal of purchase orders or subcontracts for any materials or equipment (including those issued by subcontractors). Such submissions shall be made immediately after the Buyer receives confirmation for the designated item(s) and shall include the following:

(a) The date the purchase order or subcontract placed;
(b) Promised date(s) of shipment;
(c) Point(s) and date(s) of delivery;
(d) Quantity;
(e) Name or description of item(s) to be furnished; and
(f) Unit prices.

24. PAYMENT AND PERFORMANCE BONDS.

(a) The Contractor shall furnish to the Corporation a payment bond guaranteeing the payment of claims of mechanics, materialmen, and others, in the amount of [****]percent of the total Ceiling Price of this Contract.

(b) The Contractor shall furnish to the Corporation a performance bond, guaranteeing the faithful performance of all work performed on a fixed-price basis under this Contract in the amount as specified by the Buyer.

(c) The Contractor's failure to furnish the required payment and performance bonds hereunder shall be cause for termination for Default subject to Paragraph entitled "Termination and Suspension."

25. ADDITIONAL BOND SECURITY.

The Contractor shall promptly furnish additional security required to protect the Corporation and persons supplying labor or materials under this Contract if:

(a) Any surety upon any bond furnished with this Contract becomes unacceptable to the Corporation;

(b) Any surety fails to furnish reports on its financial condition as may be required by the Corporation; or

(c) The Contract Price is increased so that the penal sum of any bond becomes inadequate in the opinion of the Buyer.

26. CHANGES

(a) The Buyer may, at any time, by written order (hereinafter, a "**Change Order**"), and without notice to the Contractor's sureties, if any, make changes within the general scope of this Contract, including, but not limited to, changes in any one or more of the following:

(i) Drawings, designs, or Specifications.
(ii) In the method or manner of performance of the Work.
(iii) Place of delivery.
(iv) Amount or type of Furnished Property.
(v) Directing acceleration or deceleration in the performance of the Work.

(b) In the case of emergencies endangering the safety of persons or property, a Change Order may be given orally by the Buyer, but shall be reduced to writing by the Buyer as soon as practicable thereafter.

(c) The Contractor shall promptly comply with the Change Order. No such change shall invalidate the Contract.

(d) If a Change Order causes an increase or decrease in the Contractor's cost of, or the time required for, performance of any part of the Work, the Buyer shall make an equitable adjustment to the Contract Price or time for performance, as necessary to take account of such increase or decrease. Equitable adjustments shall be implemented through an appropriate modification of the Contract.

(e) Except as provided in this Paragraph, no order, statement, or conduct of the Buyer shall be treated as a change under this Paragraph or entitle the Contractor to an adjustment to the Contract Price without the Buyer's written consent.

(f) The Contractor must assert its right to an adjustment under this Paragraph within thirty (30) days after receipt of a written Change Order under Subparagraph (a) of this Paragraph, by submitting to the Buyer a written statement describing the general nature and amount of the adjustment, unless this period is extended by the Buyer. However, if the Buyer decides that the facts justify it, the Buyer may receive and act upon a proposal submitted later than thirty (30) days after receipt of the Change Order but before final payment of the Contract. No proposal by the Contractor for an equitable adjustment shall be allowed if asserted after final payment under this Contract.

(g) Nothing in this Paragraph shall excuse the Contractor from proceeding with this Contract as changed.

27. SUPERINTENDENCE BY THE CONTRACTOR.

At all times during performance of this Contract and until the Work is completed and accepted, the Contractor shall directly supervise the Work by use of a competent superintendent who is satisfactory to the Buyer and has authority to act for the Contractor.

28. AUTHORIZED SIGNATURES.

The Contractor shall submit to the Construction Engineer a list of all personnel who are authorized to receive and release Lockout/Tagout and Safety and Health Permits. This list must

include all subcontractors and shall be updated as required. This listing will be used in conjunction with the records maintained by the Corporation's site Training Group before issuing the above permits.

29. PLANT RULES AND REGULATIONS

(a) Contractor and all Contractor employees shall comply with the applicable rules and regulations, including but not limited to safety, security and COVID-19 vaccination rules and policies, in force at the Corporation Facility at which the Work is being performed.

(b) Contractor shall include the substance of this Paragraph in all subcontracts for work at or on a Corporation Facility.

30. COORDINATION AND PLAN OF OPERATIONS.

(a) Coordination. The Contractor shall coordinate all Work under this Contract with other firms performing work at the site. Insofar as is practical, all firms shall have equal rights to the use of all roads, grounds, parking areas and facilities under Corporation control that are available for joint use. In the event of disagreement regarding such use, the decision of the Buyer will be final.

(b) Normal Working Hours. Normal working hours at the site are 7:00 a.m. to 5:00 p.m., Monday through Thursday, holidays excepted. This does not imply that the Work under this Contract can be completed on time utilizing only normal working hours. The Contractor shall furnish sufficient forces, construction plant, and equipment and shall work such hours, including night shifts and overtime operations that are necessary to ensure completion of the Work in accordance with the agreed schedule chart (see Paragraph entitled "Schedule for Construction") and within the time specified.

31. OPERATIONS AND STORAGE AREAS.

(a) The Contractor shall confine all operations (including storage of materials) on Corporation premises to areas authorized or approved by the Buyer. The Contractor shall hold and save the Corporation, its officers and agents, free and harmless from liability of any nature occasioned by the Contractor's performance.

(b) Temporary buildings (e.g., storage sheds, shops, offices) and utilities may be erected by the Contractor only with the approval of the Buyer and shall be built with labor and materials furnished by the Contractor without expense to the Corporation. The temporary buildings and utilities shall remain the property of the Contractor and shall be removed by the Contractor at its expense upon completion of the Work. With the written consent of the Buyer, the buildings and utilities may be abandoned and need not be removed.

(c) The Contractor shall, under regulations prescribed by the Buyer, use only established roadways, or use temporary roadways constructed by the Contractor when and as authorized by the Buyer. When materials are transported in prosecuting the Work, vehicles shall not be loaded beyond the loading capacity recommended by the manufacturer of the vehicle or prescribed by any federal, state, or local law or regulation, whichever is more restrictive. When it is necessary to cross curbs or sidewalks, the Contractor shall protect them from damage. The Contractor shall repair or pay for the repair of any damaged curbs, sidewalks, roads or similar facilities.

32. SAFETY AND PREVENTION OF ACCIDENTS

(a) It is the duty of the Contractor to take all reasonable precautions in the performance of the Work to protect the safety and health of employees and of members of the public and to comply with all applicable safety and health regulations and requirements (including reporting requirements) of the Corporation. Accordingly, in performing this Contract, the Contractor shall provide for protecting the lives and health of employees and other persons; preventing damage to property, materials, Supplies, equipment, and the Work; and avoiding Work interruptions. For these purposes, the Contractor shall

(i) Provide appropriate safety barricades, signs, and signal lights;

(ii) Comply with the applicable standards issued by the Secretary of Labor at 29 C.F.R. parts 1910 and 1926; and

(iii) Ensure that any additional measures the Buyer determines to be reasonably necessary for this purpose are taken.

(b) Without limiting the Contractor's liability under Subparagraph (a), the Buyer shall notify the Contractor of any noncompliance with these requirements and of the corrective action required. This notice, when delivered to the Contractor or the Contractor's representative at the site of the Work, shall be deemed sufficient notice of the noncompliance and corrective action required. After receiving the notice, the Contractor shall immediately take corrective action. If the Contractor fails or refuses to take corrective action promptly, the Buyer may issue an order stopping all or part of the Work until satisfactory corrective action has been taken. The Contractor shall not base any claim or request for equitable adjustment for additional time or money on any stop order issued under these circumstances.

(c) The Contractor shall be responsible for subcontractor compliance with this Paragraph.

33. PROTECTIVE MEASURES.

(a) Materials and Work. The Contractor shall, at all times, take care to protect and preserve all materials, supplies, and equipment of every description (including Furnished Property) and all Work performed. All reasonable requests of the Buyer to enclose or specifically protect such property shall be complied with at no additional cost. Unassembled equipment, partially performed Work, stored materials, and work temporarily halted shall be adequately protected against weather damage. The end of each day will be considered a temporary halt of the Work. If, as determined by the Buyer, material, equipment, supplies, and Work performed are not adequately protected by the Contractor, such property may be protected by the Corporation and the cost thereof may be charged to the Contractor or deducted from any payments due the Contractor.

(b) Existing Buildings, Equipment, Utilities and Vegetation. Except for demolition required by the Contract, Contractor shall avoid damaging existing buildings, equipment, utilities and vegetation at the site of the Work and on a Corporation Facility. If Contractor's actions or omissions cause damage to any of this property, Contractor shall replace or repair the damage, as the Buyer directs, at no expense to the Corporation. If Contractor fails or refuses to make such repair or replacement, Contractor shall be liable for the costs incurred by the Corporation to make such repair or replacement, which shall be promptly paid to the Corporation or, at the Corporation's option, be deducted from the Contract Price or offset against other monies owed to Contractor. The Corporation reserves the right to accomplish any required repairs or replacements with its own personnel or other Corporation contractors at the Buyer's discretion and at Contractor's expense.

(c) Unanticipated Utilities, Lines, and Structures. Should the Contractor encounter any utilities, lines, or structures that are not shown on the drawings or are not correctly located thereon, the Contractor shall immediately stop all work adjacent thereto. The Contractor shall immediately notify the Buyer, who will issue detailed instructions as to the method of proceeding. If the Contractor damages any utility, line, or structure, whether or not shown on the drawings, the Contractor shall immediately notify the Buyer. If the damage could pose a safety hazard, the Contractor shall also notify the appropriate government or public utility authorities. The Buyer will issue detailed instructions as to the method of repair and/or restoration. Any claim that Contractor may have for additional costs or time incurred by virtue of the Buyer's instructions shall be brought under the Paragraph entitled "Changes".

(d) Drainage. The Contractor shall control the grading in the vicinity of buildings and trenches so that the surface of the ground will be properly sloped or diked to prevent water from running into excavated areas, and into the Work areas of other contractors. In the event grading is impossible or impracticable, the Contractor shall provide another method of control.

34. SAFETY VIOLATIONS.
The following procedure, which may be modified at the Corporation's discretion and without notice to the Contractor, will be used in the event of safety violations at a Corporation Facility by personnel of Contractor or its subcontractors:

1st Offense – A written warning will be given to the Contractor of the violation.

2nd Offense - A meeting will be conducted with the offender, Contractor's site superintendent and safety representative, the Corporation's site Safety Group (if applicable), and the Buyer, to determine the cause of the violation. The Buyer shall provide written notification to the Contractor indicating that the next violation will result in the following step.

3rd Offense – The violator will be removed from the Corporation Facility and any security badge(s) issued to the violator will be rescinded.
The Contractor shall not base any claim or request for equitable adjustment for additional time or money required to implement these procedures, nor shall the Contractor make such a claim based on an alleged failure by the Corporation to follow these procedures.

35. USE AND POSSESSION PRIOR TO COMPLETION.
(a) The Corporation shall have the right to take possession of, or use, any completed or partially completed part of the Work. Before taking possession of, or using, any Work, the Buyer shall furnish the Contractor a list of items remaining to be performed or corrected ("Items") on those portions of the Work that the Corporation intends to take possession of, or use. The Contractor shall promptly perform or correct the Items. However, failure of the Buyer to list any Items shall not relieve the Contractor of responsibility for complying with the terms of this Contract. The Corporation's possession or use shall not be deemed an acceptance of any Work under this Contract.
(b) While the Corporation has such possession or use, the Contractor shall be relieved of the responsibility for the loss of or damage to the Work in Corporation's possession resulting from the Corporation's possession or use. If prior possession or use by the Corporation delays the progress of the Work or causes additional expense to the Contractor, an equitable adjustment shall be made in the Contract Price or the time of completion, and this Contract shall be modified in writing accordingly.

36. CLEANING UP.
The Contractor shall, at all times, keep the Work site, including storage areas, free from accumulations of waste materials and hazardous conditions. Before completing the Work, the Contractor shall remove from the Work site any tools, scaffolding, equipment, and materials that are not the property of the Corporation and any rubbish. Upon completing the Work, the Contractor shall leave the Work area in a clean, neat, and orderly condition satisfactory to the Buyer.

37. PAYMENTS – FIXED PRICE.
(The following Paragraph applies to work under this Contract that is on a fixed priced basis.)
(a) Use of Fixed Price Terms. The Parties may agree to a fixed price for portions of the Work. Payments for such fixed-priced Work shall be made from the latest of: (i) the date of completion of performance of all Work under the Contract (including Work not done on a fixed price basis) or under a Release (for Work performed pursuant to a Release); or (ii) the date of acceptance of the fixed price Work under this Contract; or (iii) the date a proper invoice for the fixed priced Work is received in the office specified by the Corporation. Contractor shall remit a proper invoice no later than the close of business each Friday. Invoices will be processed the following Thursday. Payment shall be considered to have been made on the date that appears on the payment check or on the date on which an electronic funds transfer was made.
(b) Progress Payments (if applicable).
(i) Upon approval of the Buyer, the Corporation may make monthly progress payments for fixed priced Work as the Work proceeds. These payments will be made based on estimates of the portion of the fixed price Work which meet the terms of this Contract that has been accomplished at the time payments are requested. To receive a progress payment, the Contractor shall furnish a breakdown of the total price for the fixed priced Work, showing the amount included therein for each principal category of the fixed price Work, in such detail as requested by the Buyer, to provide a basis for determining progress payments. In the preparation of estimates, the Buyer may authorize material delivered on the site, and preparatory Work done, to be taken into consideration.
(ii) If the Buyer finds that satisfactory progress was achieved during any period for which a progress payment is sought (which period shall be no less than thirty (30) days), the Buyer may authorize such payment less ten percent (10%) of the amount of the payment sought. Also, if the fixed price Work can be divided into distinct stages, payment in full of all amounts attributable to a stage may be made, at Buyer's option, without retention of a percentage. Payment for material and equipment delivered to the site must be supported by copies of proper invoices from the supplier/materialman to the Contractor along with satisfactory evidence of the payment of such invoices. The Corporation may also require additional documents to establish prior payment and the absence of any lien or other interest in the Work for which payment is requested.
(iii) Unless the Corporation already has title thereto pursuant to the Paragraph entitled "Title", all material and Work covered by progress payments shall, at the time of payment, become the sole property of the Corporation, but this shall not be construed as:
(A) Relieving the Contractor from the sole responsibility for loss of or changes to all material and Work for which payments have been made, and
(B) Waiving the right of the Corporation to require the fulfillment of all of the terms of this Contract.
(iv) The Corporation shall pay any unpaid amounts remaining to be paid to the Contractor under this Contract after:
(A) Completion and acceptance of all Work;
(B) Presentation of a properly executed invoice; and
(C) Presentation of a release meeting the requirements of Subparagraph (h) of the Paragraph entitled "Payments – Time and Materials".
(c) Taxes. See Paragraph entitled "Taxes" for requirements concerning Taxes.

38. PAYMENTS - TIME AND MATERIAL.
(The following Paragraph applies to Work under this Contract that is on a time-and-materials basis.)
(a) For Work to be performed on a Time and Materials basis, the Parties shall agree upon a schedule of rates for labor and other charges (the "Schedule"), which shall be incorporated into this Contract. The Corporation shall pay the Contractor as follows upon the submission of invoices approved by the Buyer:

(i) Labor. (A) The amounts to be paid for Work shall be computed by multiplying the appropriate hourly rates prescribed in the Schedule by the number of direct labor hours performed. The rates shall include wages, indirect costs, general and administrative expense, and profit. Fractional parts of an hour shall be payable on a prorated basis. The Contractor shall substantiate invoices by evidence of actual payment and by individual daily job timecards, or other substantiation approved by the Buyer. Failure to provide the required substantiation may result in a rejection of the invoice and return of it to the Contractor.

(B) If no overtime rates are provided in the Schedule and overtime work is approved in advance by the Buyer, overtime rates shall be negotiated. If the Schedule provides rates for overtime, the premium portion of those rates will be reimbursable only to the extent the overtime is approved by the Buyer.

(ii) Materials and Supplies. Direct materials, as used in this Paragraph, are those materials (including waste, but minus scrap value) which enter directly into the Work, or which are used or consumed directly in connection with the furnishing of the Work. The Corporation will pay the Contractor the actual cost of direct materials plus the material handling charge (if any) set forth in the Schedule. Similarly, Supplies purchased from others shall be billed at the actual cost of the Supplies plus the Supplies handling charge (if any) set forth in the Schedule. The Contractor shall be paid for items and services purchased directly for the Contract only when cash, checks, or other forms of actual payment have been made for such purchased items or services.

(iii) Subcontracts. The cost of subcontracts that are authorized by the Buyer under the Paragraph of this Contract entitled "Subcontracts" shall be reimbursable costs under this paragraph; *provided*, that the costs are consistent with subparagraph (v) below. Reimbursable costs shall not include any costs arising from the letting, administration or supervision of performance of the subcontract, if the costs are included in the hourly rates payable above. Invoices for costs of subcontractors shall include a copy of all itemized subcontractor invoices.

(iv) Tools and Equipment: Unless otherwise specifically agreed in writing, all tools and equipment (including all types of vehicles and loading and excavation equipment), excluding drivers and operators thereof, owned by Contractor shall be considered to be included in the Contractor's indirect costs incorporated in the rates for Contractor labor in the Schedule. Tools and equipment, which must be rented from outside sources shall be reimbursed at Contractor's rental cost, without markup.

(v) Allowability of Costs. To the extent able, the Contractor shall --

(A) Obtain materials and Supplies, and let subcontracts, at the most advantageous prices available for the Corporation with due regard to securing prompt delivery of satisfactory materials and Supplies, and prompt and efficient performance of the Work under the terms of this Contract; and

(B) Take all applicable cash and trade discounts, rebates, allowance, credits, salvage, commissions and other benefits. When unable to take advantage of these benefits, the Contractor shall promptly notify the Buyer and give the reasons. Credit shall be given to the Corporation for cash and trade discounts, rebates, allowances, credits, salvage, and value of any appreciable scrap commissions, and other amounts that have accrued to the benefit of the Contractor, or would have accrued except for the fault or neglect of the Contractor. The benefits lost without fault or neglect on the part of the Contractor, or lost through fault of the Corporation, shall not be deducted from gross costs.

(b) Invoicing: Invoices may be submitted once each month to the Buyer for Work performed during the preceding month for which the Corporation has not yet paid. Where the Work is to be performed pursuant to a Release, the Contractor shall submit an individual invoice for each Release issued under this Contract.

(c) Payment:

(i) Payments for labor and costs under this Paragraph shall be made from the latest of: (A) the date of completion of the Work for which such labor and costs were expended; or (B) the date of acceptance of such Work under specific terms of this Contract; or (C) the date a proper invoice for such labor and costs is received in the office specified by the Corporation. Contractor shall remit a proper invoice no later than close of business each Friday. Proper invoices remitted will be processed the following Thursday. Payment shall be considered to have been made on the date that appears on the payment check or the date associated with the remittance notification for payments made through electronic funds transfer.

(ii) Unless the Corporation already has title thereto pursuant to the Paragraph entitled "Title", all material, Supplies and Work covered by an invoice shall, at the time of payment, become the sole property of the Corporation, but this shall not be construed as:

(A) Relieving the Contractor from the sole responsibility for loss of or changes to all material, Supplies (other than Supplies to which the Corporation has assumed exclusive possession and control), and Work for which payments have been made, and

(B) Waiving the right of the Corporation to require the fulfillment of all of the terms of this Contract.

(d) Total cost. It is estimated that the total cost to the Corporation for the time and materials Work under this Contract (i.e., Work which the Parties have not agreed will be performed on a fixed price basis) shall not exceed the Ceiling Price set forth in the Schedule. In the case of a Release to be performed on a time and materials basis, a Ceiling Price for the Work to be performed under the Release shall be set forth in the Release. The Contractor shall use its best efforts to perform all the Work specified and all obligations under this Contract and in each Release issued under this Contract within the Ceiling Price applicable to such Work, but in no event shall the Contractor be paid more than such Ceiling Price without the Buyer's prior approval.

(i) The Contractor shall immediately notify the Buyer, if at any time the Contractor has reason to believe that the charges for labor and costs that will accrue in performing Work under this Contract or an individual Release in the next succeeding 30 days, if added to all other charges previously accrued for such Work, will exceed 85 percent of the Ceiling Price of the Contract or Release, as applicable. In its notice, the Contractor shall give the Buyer a revised estimate of the total estimated cost to the Corporation for performing the Work, with supporting reasons and documentation.

(ii) If at any time during the performance of Work, the Contractor has reason to believe that the Ceiling Price of the Contract or a Release will be substantially greater or less than the stated Ceiling Price, the Contractor shall so notify the Buyer, giving a revised estimate of the total Ceiling Price, with supporting reasons and documentation.

(iii) The fact that the Contractor has given the Buyer notice under (i) or (ii) above shall not entitle the Contractor to charge the Corporation for labor or costs that exceed the Ceiling Price.

(e) Ceiling price. The Corporation shall not be obligated to pay the Contractor any amount in excess of the total Ceiling Price applicable to the Contract or any Release issued under this Contract. The Contractor shall not be obligated to continue performance if to do so would exceed the Ceiling Price of the Contract or of any individual Release, unless and until the Buyer shall have notified the Contractor in writing that the Ceiling Price has been increased and shall have specified in the notice a revised Ceiling Price. When and to the extent that the Ceiling Price has been increased, any labor expended and costs incurred by the Contractor in excess of the Ceiling Price before the increase shall be allowable to the same extent as if the hours expended and the material and

subcontract costs had been incurred after the increase in the Ceiling Price.

(f) Audit. For at least four (4) years after completion of performance of the Contractor, the Contractor shall maintain accurate records of (i) all labor expended on the Work, including amount of time, type of labor and rates charged, by both Contractor employees and employees of all subcontractors, regardless of tier, (ii) all costs incurred in performance of the Work, including invoices and bills paid by Contractor and its subcontractors, for which the Corporation was charged, and (iii) documentation related to the Work, including contracts, warranties, manuals and other information provided to Contractor by its subcontractors and suppliers for Supplies and materials paid for by the Contractor, and permits, license and similar documents secured by Contractor or its subcontractors for performance of the Work. Upon Buyer's request, the Contractor shall make such records available to the Corporation for inspection and copying during regular business hours. At any time before final payment under this Contract, the Buyer may request an audit of any or all of the invoices and substantiating material. Each payment previously made shall be subject to reduction to the extent of amounts on preceding invoices that are found by the Buyer not to have been properly payable and shall also be subject to reduction for overpayment or to increase for underpayments.

(g) Final Payment. Upon receipt and approval of the final invoice for the Contract and/or for each Release and upon compliance by the Contractor with all terms of this Contract, the Corporation shall promptly pay any balance due the Contractor after:

(i) Completion and acceptance of all Work covered by such invoice;

(ii) Presentation of a properly executed invoice meeting all requirements of this Contract; and

(iii) Presentation of a release of claims in accordance with Subparagraph (h).

At Buyer's option, approval of the final invoice for Work performed under the Contract or an individual Release may be delayed a reasonable period to permit completion of an audit under Subparagraph (f), provided the amount remaining to be paid to the Contractor does not exceed 10% of all amounts invoiced for such Work.

(h) Release. The Contractor, and each assignee under an assignment entered into under this Contract and in effect at the time of final payment for Work performed under this Contract, or under any individual Release issued under this Contract, shall execute and deliver, at the time of, and as a condition precedent to, final payment under Subparagraph (g), a release discharging the Corporation, its officers, agents, and employees from all liabilities, obligations, and claims arising out of or under performance of this Contract, subject to only the exception of specified claims in stated amounts, or in estimated amounts if the amounts are not susceptible of exact statement by the Contractor.

(i) Taxes. See Paragraph entitled "Taxes" for requirements concerning Taxes.

39. EXTRAS.

Except as otherwise provided in this Contract, no payment for extra Services and Supplies shall be made unless such Services or Supplies and the price therefor have been authorized in writing by the Buyer.

40. TAXES.

Sales and Use Tax.

(i) Ohio

a. Tangible Personal Property and Services-The Corporation has an Ohio Direct Payment Permit Number 98100061. As a result, Contractor agrees that the prices, fees and charges to be paid by the Corporation under this Contract for the purchase of tangible personal property and/or services shall not include Ohio sales taxes. Unless separately stated elsewhere in this Contract, any Ohio sales and use taxes shall be paid by the Corporation directly to Ohio.

b. Real Property-The Corporation has an Ohio Construction Contract Exemption Certificate. As a result, Contractor agrees to use such certificate and further agrees that the prices, fees and charges to be paid by the Corporation under this Contract for the Contractor's or the Corporation's purchase of tangible personal property to be incorporated into real property shall not include Ohio sales taxes.

(ii) Jurisdictions other than Ohio-Unless the Corporation provides an exemption certificate stating the statutory reason for claiming a sales and use tax exemption, Contractor shall charge sales and use tax, to the extent required by law, on purchases made by the Corporation for tangible personal property and/or services.

(iii) All Jurisdictions (time and material contracts only)-To the extent required by law and when Contractor is the consumer or deemed consumer of tangible personal property and/or services it purchases pursuant to its performance obligation under this Contract, Contractor shall pay sales and use tax on such purchases. Contractor may seek reimbursement from the Corporation for and shall take any steps reasonably requested by the Corporation to lawfully minimize such sales and use taxes. Sales and use taxes for which Contractor is seeking reimbursement under this section (iii) shall be listed separately on its invoice to the Corporation with supporting documentation for any purchases included in the invoice that include sales tax.

(a) Prices and Charges Include Taxes. Except for sales and use taxes pursuant to Subparagraph (a) of this Paragraph, Contractor agrees that amounts charged and invoiced under this Contract include all applicable federal, state and local taxes, duties and governmental charges ("Taxes") incurred by Contractor under this Contract.

(c) Disclosure. The Corporation (and each employee, representative, or other agent of the Corporation) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses) provided to the Corporation relating to such tax treatment and tax structure.

41. LIENS.

To the maximum extent permitted under applicable law, neither the Contractor nor any subcontractor or other person furnishing Supplies or Services to the Contractor or to any subcontractor for the performance of the Work shall file any mechanic's lien against the Corporation's buildings, structures, or land whether owned or leased, for any work done, or materials furnished hereunder. Contractor shall incorporate the foregoing, together with a provision requiring the inclusion of the same in all lower-tier subcontracts or orders, into all subcontracts and orders made by it hereunder. Contractor shall further execute such memorandum or other instrument evidencing the foregoing no-lien agreement as the Corporation may request for the purpose of public filing or recording. In jurisdictions where such agreement or public filing is contrary to law, the Contractor shall provide evidence that all persons or subcontractors furnishing Supplies or Services under this Contract have been fully paid by the Contractor and subcontractors, before the Corporation pays an invoice covering such Supplies or Services.

42. LIMITATION OF LIABILITY.

In no event shall the Corporation (including its affiliates, personnel, officers or directors) be liable to Contractor for consequential, special, indirect, incidental, punitive or exemplary damages related to this Contract, or the performance or non-performance of Work hereunder, including lost profits or business opportunities.

43. INDEMNIFICATION.

(a) Contractor shall indemnify, hold harmless and (at the Corporation's request) defend the Corporation (the "Indemnity Obligation") against any liabilities, claims, penalties, forfeitures and suits ("Liabilities") and the costs and expenses incident thereto

(including reasonable attorneys' fees) ("Costs"), that the Corporation may incur or become responsible for as a result of:

(i) Contractor's negligence or willful misconduct in performing this Contract;

(ii) death, bodily injury or property damage or loss (including contamination of the environment) caused by Contractor in connection with Contract performance; or

(iii) violation of applicable law, regulations, or orders, or infringement of intellectual property rights by Contractor.

(b) The Indemnity Obligation shall apply to the maximum extent permitted by law and without regard to the fault or negligence of either Contractor or the Corporation except that the Indemnity Obligation shall not apply to Liabilities or Costs to the extent arising from the willful misconduct or gross negligence of the Corporation.

(c) The term "Corporation" in the Indemnity Obligation shall include the Corporation and its directors, officers, employees, contractors, affiliates and agents.

44. INSURANCE.

(a) Required Insurance. During the term hereof, Contractor shall maintain, at no direct cost to the Corporation, at least the following kinds and amounts of insurance to cover bodily injury (including death) and property damage suffered or (in the case of liability insurance) caused by Contractor or its employees, if any, in connection with the performance of the Work:

(i) Workers Compensation. As required by applicable law.

(ii) Employers Liability. [****] per occurrence.

(iii) General Liability. [****] per occurrence for both bodily injury and property damage.

(iv) Automobile Liability. [****] combined single limit.

(v) Excess Liability. [****] covering items also covered by insurance required in (ii), (iii) and (iv).

(b) The Corporation shall be named as an "additional insured" on Contractor's liability policies required under this Paragraph to the extent allowable by underwriters. The insurance required under this Paragraph shall be primary over any other insurance or financial protection maintained by the Corporation or its affiliates. Contractor shall ensure that the insurance carrier provides the Buyer thirty (30) days written notice prior to cancellation or material change in coverage terms.

(c) Upon demand by the Buyer, Contractor shall provide written evidence of all liability policies required under this Paragraph by providing Certificates of Insurance. Contractor shall upon award of this Contract, and prior to the commencement of any work at or on a Corporation Facility, provide the Buyer Certificates of Insurance for all liability policies required under this Paragraph or a written certification that all required insurance has been obtained. This certification shall apply to Contractor and all subcontractors working at or on a Corporation Facility. Contractor and its subcontractors shall maintain copies of all required insurance policies/certificates of insurance at the site of work when Services are being performed at or on a Corporation Facility.

(d) The Contractor shall insert the substance of this Paragraph in all subcontracts for the performance of Services (in whole or in part) where the Work is to be performed at or on a Corporation Facility. Such provision shall require subcontractors to provide and maintain the insurances required above.

(e) Contractor may purchase at its own expense such additional or other insurance protection as it may deem necessary. Maintenance of the required minimum insurance protection does not relieve Contractor of responsibility for any losses covered by the above required policies, nor entitle Contractor to reimbursement of insurance-related costs, except as specifically agreed by the Buyer.

45. REPRESENTATION CONCERNING NUCLEAR HAZARDS INDEMNIFICATION AGREEMENT.

Corporation shall not be liable to Contractor or its subcontractors for any loss or damage that they or any of them may suffer as a result of a nuclear incident (as defined in Section 11 of the Atomic Energy Act [AEA]), at a Corporation Facility or in connection with activities under this Contract, nor shall Corporation indemnify Contractor or its subcontractors for public liability (as defined in the AEA) arising from such a nuclear incident. With respect to public liability, please see DEAR 952.250-70 Nuclear Hazards Indemnity Agreement, which is incorporated into this Contract.

46. TERMINATION AND SUSPENSION OF THIS CONTRACT.

(a) Termination or Suspension. The Corporation may terminate or suspend this Contract, in whole or in part, (i) at the Corporation's convenience, upon written notice to Contractor or (ii) if Contractor Defaults (as defined in Subparagraph (b)) of this Paragraph) and, where a right of cure is provided, fails to cure such Default within the applicable cure period, if one is provided, or if none is provided, ten (10) days (unless extended in writing by the Buyer) after receiving notice from the Buyer specifying the Default.

(b) Definition of Default. "Default" includes: (i) Contractor is adjudged bankrupt or insolvent; (ii) Contractor makes a general assignment for the benefit of its creditors; (iii) a trustee or receiver is appointed for Contractor or any of its property; (iv) Contractor files a cure petition to take advantage of any debtor's act or to reorganize under the bankruptcy or similar laws; (v) Contractor fails to make prompt payments to subcontractors or suppliers for labor, materials or equipment; or (vi) except to the extent caused by Force Majeure, Contractor fails to make progress in the work so as to endanger performance of this Contract, (vii) Contractor fails to cure a defect it is required to cure under the provisions of this Contract, (viii) Contractor breaches any warranty or representation made under this Contract; (ix) Contractor breaches any other term of this Contract and such breach has or could have a material adverse effect on the performance of this Contract; (x) Contractor fails to supply enough properly skilled workers or proper materials or equipment so as to endanger performance of this Contract; (xii) Contractor fails to make payment to subcontractors for materials or labor in accordance with the respective agreements between Contractor and its subcontractors; and (xii) Contractor disregards applicable laws, ordinances, rules, regulations, directives, or orders, or instructions of the Corporation; or Contractor fails to adhere to the time specified in this Contract for performance or delivery of the Work. Force Majeure shall excuse a Default by Contractor under item (vi) if Contractor gives notice to the Buyer promptly of the effect of such Force Majeure on performance of this Contract and the likely duration thereof, if reasonably known, and keeps the Buyer informed of any changes in such circumstances, including when such Force Majeure ends; provided, Contractor uses all reasonable efforts to continue to perform this Contract, to remedy the circumstances constituting the Force Majeure and to mitigate the adverse effects of such Force Majeure on performance of this Contract. "Force Majeure" means an unforeseeable occurrence beyond the reasonable control of Contractor and without its fault or negligence such as acts of God or the public enemy, acts of the U.S. Government in its sovereign capacity, fires, floods, epidemics, quarantine restrictions, and unusually severe weather.

(c) Contractor's Obligations Upon Termination or Suspension. (i) Upon the Corporation's termination or suspension of this Contract, in whole or in part, Contractor shall (A) cease work on the terminated or suspended portions of this Contract on and as of the effective date of the termination or suspension, and shall not incur further expenses in connection with the terminated or suspended portions of this Contract, until, in the event of suspension, the Buyer notifies Contractor that the suspension has been lifted and that Contractor may resume performance; (B) shall immediately cause any and all of its affected suppliers and

subcontractors to cease performance; (C) continue to perform those portions of this Contract that are not terminated or suspended; (D) terminate and/or assign to the Corporation or to an affiliate (if so directed by the Buyer), contractor or a supplier of the Corporation (at the Corporation's discretion) all of Contractor's right, title and interest in subcontracts and purchase orders relating to the terminated or suspended portion of this Contract; (E) take actions necessary to protect, preserve and (in the case of a termination of this Contract) promptly transfer title to and possession of all work, materials, equipment and information (regardless of form) acquired or produced for performance of this Contract to the Corporation or an affiliate, contractor or a supplier of the Corporation (as determined by the Buyer); and (F) in the case of termination for convenience under Subparagraph (a)(i) above, provide supporting cost data as requested by the Corporation and permit Corporation auditors access to all records within Contractor's custody or control or that of its subcontractors to verify such cost data in order to facilitate the determination of the appropriate compensation due to Contractor. In the case of termination for convenience only, and subject to the terms of this Contract, Contractor shall be paid a percentage of the price reflecting the percentage of the Work performed prior to the notice of termination, plus reasonable charges that Contractor can demonstrate to the Corporation's satisfaction using its standard record keeping system have resulted from the termination. Contractor shall within 6 months of the effective date of the termination submit a final settlement proposal to the Corporation. Contractor shall not be paid for any Work performed or costs incurred which reasonably could have been avoided.

(ii) In the case of a termination of this Contract, Contractor shall also take all other actions necessary to enable the Corporation or an affiliate, contractor or supplier of the Corporation (as determined by the Buyer) to complete performance of this Contract or, if requested by the Buyer, sell any Work, Supplies, material or equipment related to this Contract to which the Corporation has title, and pay the proceeds of such sale (less reasonable sales expenses) to the Corporation. All such activities shall be at the Corporation's expense, except in the case of a termination for Default.

(iii) In the case of a termination of this Contract for Default, Contractor shall pay (A) the Corporation's reasonable costs (including reasonable attorney's fees) incurred in negotiating and executing a contract with a replacement contractor or supplier to perform the terminated Work; (B) the price charged by, and costs reimbursed to, such replacement contractor or supplier for such terminated Work, but only to the extent such price and costs exceed the amount that would have been paid to Contractor under this Contract for the terminated Work; and Contractor shall refund to the Corporation any amounts already paid for the terminated Work. If the Corporation elects to perform the terminated Work itself or through an affiliate, Contractor shall reimburse the Corporation for the costs thereof; but only to the extent it exceeds the amount that would have been paid to Contractor under this Contract for such terminated Work. The Corporation may elect to delay payment of any amount due to Contractor under Subparagraph (d) below or any other provision of this Contract until the Corporation, its affiliate or the replacement contractor or supplier performs the terminated Work. Further, the Corporation may offset any amount due to Contractor under Subparagraph (d) of this Paragraph or otherwise (including under other contracts) against any amount Contractor owes the Corporation pursuant to this Paragraph.

(iv) If this Contract is terminated for Default, the Corporation may require the Contractor to transfer title and deliver to the Corporation any supplies and materials, manufacturing materials, manufacturing drawings, and contract rights that the Contractor has specifically produced or acquired for the termination portion of this Contract. The Corporation shall pay the agree-upon price for Work performed and accepted in addition to completed Work delivered and accepted. Contractor and the Corporation shall agree on the amount of payment for all other deliverables.

(v) Except for Defaults of subtier subcontractors, Contractor shall not be in Default because of failure to perform is excused due to Force Majeure, as described in Subparagraph 22(b). Contractor will not be deemed to be in default for failure to perform caused by the failure of a subtier subcontractor if the failure to perform by both Contractor and the subtier subcontractor are excused due to Force majeure, as described in Subparagraph (b) above. However, Contractor shall be in Default if the Corporation directed Contractor to purchase supplies or services from another source and Contractor failed to comply.

(vii) A termination which was originally determined to be for Default shall be treated as a termination for convenience if Contractor was not in Default.

(d) <u>The Corporation's Obligations Upon Termination or Suspension For Convenience.</u> Upon the Corporation's termination or suspension of this Contract for convenience under Subparagraph (a) of this Paragraph and Contractor's fulfillment of its obligations under Subparagraph (c), the Corporation shall pay Contractor (i) the portion of the Contract Price for any portion of the Work performed prior to termination or suspension, that conforms to the requirements of this Contract and for which the Corporation has not previously paid (including the portion of any fees, if applicable, earned prior to such termination or suspension with respect to conforming Work) and (ii) any costs which the Corporation is required under Subparagraph (c)(ii) to reimburse Contractor. Payments pursuant to this Subparagraph (d) shall be the exclusive liability of the Corporation, and the exclusive remedy of Contractor, upon the Corporation's termination or suspension of this Contract for convenience.

(e) <u>Other Remedies.</u> Nothing herein shall be deemed to limit any other remedy that the Corporation may have under this Contract or applicable law, including any right to a refund or equitable adjustment for non-conforming Work performed prior to the termination or suspension.

(f) <u>Limitation of Liability.</u> The Corporation shall in no event have any liability to Contractor for incidental, consequential, special, indirect or other damages nor be obligated to pay more than the total price of the Contract.

47. <u>SECURITY QUALIFICATIONS</u>

(a) Contractor may be required to perform work in designated security areas or work with documents or information that may require an access authorization (clearance). Additionally, the scope of the work may require enrollment in the DOE Human Reliability Program (see 10 CFR Part 712, *Human Reliability Program.* The Contractor shall ensure that personnel assigned under this Contract and working with classified information, matter, and/or materials possess a DOE "Q" or "L" access authorization (clearance) matching the classification level of the data and information the employee will be required to work on in the performance of their assigned tasks.

(b) Individuals that do not require a "Q" or "L" clearance will possess either a Local Site Specific Only badge (temporary only) or HSPD-12 badge. The Contractor shall not propose non-U.S. citizens for positions requiring security clearances (Clearance-Access authorizations are granted by the DOE pursuant to 10 CFR Part 710, *Criteria and Procedures for Determining Eligibility for Access to Classified Matter or Special Nuclear Material*). Security badges must be worn properly while working at DOE facilities.

(c) Clearances will be provided by DOE and paid for by the Corporation. The request for clearance and renewal of clearances must be justified based on actual job performance requirements. Uncleared personnel requiring access to security areas where

security clearances are needed for unescorted access shall be escorted in these areas by approved escorts.

(d) Contractor shall conduct pre-employment screening of prospective employees in order to ensure trustworthiness and reliability. Pre-employment screening shall include, as a minimum, verification of personal identity, previous employment, and education, and the results of a credit and law enforcement check. There is no pre-screening required for incumbent employees that do not have a "Q" or "L" clearance.

(e) Requests for access authorization shall not be submitted until the Contract has been awarded, and a favorable Foreign Ownership, Control, or Influence determination must be rendered by DOE/NRC before an access authorization will be granted, reinstated, continued, extended, or transferred for employees or prospective employees on this Contract.

(f) Contractor shall turn in badges for employees: (1) who are no longer working on the Contract; (2) who no longer require access; (3) when their badge expires; or (4) when this Contract expires or is terminated.

48. <u>SECURITY OF CLASSIFIED AND UNCLASSIFIED INFORMATION AND CONTROLLED AREAS.</u>

(a) Classified Information Access.

(i) "Classified Information" means information that is classified by statute or Executive order. Such information includes Restricted Data, Formerly Restricted Data, Transclassified Foreign Nuclear Information, or National Security Information.

(a) "Restricted Data" or "RD" means all data concerning the design, manufacture, or utilization of atomic weapons; the production of special nuclear material; or the use of special nuclear material in the production of energy, except for data declassified or removed from the RD category pursuant to section 142 of the Atomic Energy Act or "AEA";

(b) "Formerly Restricted Data" or "FRD" means classified information removed from the RD category under the AEA (section 142(d)), after DOE and DoD jointly determine it is related primarily to the military utilization of nuclear weapons and that the information can be adequately protected in a manner similar to NSI. NSI is also subject to the restrictions on transmission to other countries and regional defense organizations that apply to RD;

(c) "Transclassified Foreign Nuclear Information" or "TFNI" means Information concerning the nuclear energy programs of other nations (including subnational groups or entities) that is removed from the RD category under the AEA (section 142(e)) after DOE and the Director of National Intelligence (DNI) jointly determine that the information is necessary to carry out intelligence-related activities under the National Security Act of 1947, as amended, and that the information can be adequately protected in a manner similar to NSI. TFNI does not include information transferred to the United States under an Agreement for Cooperation under the Atomic Energy Act or any other agreement or treaty in which the United States agrees to protect classified information;

(d) "National Security Information" or "NSI" means information that has been determined pursuant to E.O. 13526 or prior or successor E.O.s to require protection against unauthorized disclosure and is marked to indicate its classification status; or

(e) "Classified Matter" means documents or material containing Classified Information.

(ii) Security Clearance. The Parties recognize that the Department of Energy ("DOE") or the Nuclear Regulatory Commission ("NRC") may determine security classifications and issue security clearances required for performance of all or part of this Contract. Contractor shall follow the applicable rules and procedures of DOE, NRC and other responsible governmental authorities regarding access to and safeguarding of Classified Information, Classified Matter, security clearances and other security matters, including the requirements of DOE Acquisition Regulations (the "DEAR") (see 48 C.F.R Chapter 9) including DEAR § 952.204-2, Security, DEAR § 952.204-70 Classification/Declassification, 10 C.F.R. part 95, and the procedures with respect to Foreign Ownership Control and Interest ("FOCI") in DEAR § 904.7000 et seq. and DEAR § 952.204-73, Facility Clearance. Contractor shall not permit any individual to have access to any level or category of Classified Information or Classified Matter, except in accordance with applicable laws and procedures. Contractor shall not be granted access to any Classified Information or Classified Matter until the Buyer has notified Contractor that such access has been approved by a DOE FOCI determination.

(iii) Classified Information Need to Know. The Contractor shall limit dissemination of Classified Information and Classified Matter to only those personnel meeting the minimum requirements for access to such information or matter who have a "need to know". For this purpose, a "need to know" is a determination made by ana authorized possessor of Classified Information or Classified Matter that a prospective recipient, in the interest of national security, has a requirement for access to, knowledge of, or possession of the Classified Information or Classified Matter in order to perform tasks or services essential to the fulfillment of an official United States Government program.

(b) Unclassified Information.

(i) "Controlled Unclassified Information" or "CUI" means information that the U.S. Government creates or possesses, or that the Corporation or its subcontractors, including either of the Parties to this Contract, creates or possesses for or on behalf of the U.S. Government, that a law, regulation, or Government-wide policy requires or permits an agency to handle using safeguarding or dissemination controls (including export controls). Unclassified Controlled Nuclear Information falls into the category of CUI. See the Paragraph titled "**EXPORT CONTROL**" for additional requirements for CUI that is export-controlled information. See subparagraph (c) below for additional requirements for CUI that is unclassified controlled nuclear information.

(ii) "Company Controlled Information" or "CCI" is information that did not come from, or was not created or possessed by or for, a U.S. government agency or an entity acting for such an agency, that is subject to safeguarding or dissemination controls (A) under applicable law or regulation (including export controls), by agreement with third parties (e.g., under non-disclosure agreements), (B) or to protect the financial interests of the Corporation or its contractors, suppliers, and affiliates; or (C) to protect medical, financial or other information concerning employees or contractors (also called "Personal Identifiable Information" or "PII". Proprietary information and trade secrets of the Corporation or its contractors, suppliers and affiliates and PII of the employees of the Corporation's contractors, suppliers and affiliates are all examples of CCI. CCI may be export-controlled information and if so, shall be subject to the Paragraph titled "**EXPORT CONTROL**" in addition to this Paragraph and the other requirements of this Contract.

(c) UCNI. "Unclassified Controlled Nuclear Information" or "UCNI" means certain unclassified Government information concerning nuclear facilities, materials, weapons, and components whose dissemination is controlled under section 148 of the Atomic Energy Act and 10 CFR part 1017. In addition to any other requirements of this Agreement, UCNI shall be protected in

accordance with 10 CFR part 1017. Further, to ensure protection of UCNI, Contractor agrees that UNCI shall not be disclosed to anyone who is not a U.S. citizen. This includes an individual who is a lawful permanent resident of the United States (i.e., holding a valid "green card") or any protected individual as defined by Title 8, Section 1324b(a)(3) of the U.S. Code. The requirement of the preceding sentence shall apply even when not required by 10 CFR part 1017.

(d) Site Access. Certain Corporation facilities are each enclosed by a perimeter fence establishing a controlled area. At the time of initial entrance to the site, Contractor's employees shall report to the applicable badge office for security processing. Processing of Contractor's employees will be done without charge to Contractor. All Contractor employees performing work in a controlled area must be United States citizens unless otherwise agreed in writing by an authorized official of the Corporation. If naturalized, proper evidence must be furnished. All employees must have picture identification with them upon arrival at the applicable badge office. Unless informed by the Buyer of a different procedure, Contractor shall ensure that, once issued, badges are worn by Contractor's employees at all times while on site. The continued presence of Contractor's employees on-site is subject to review by the Corporation, DOE and/or other Corporation or DOE contractors based upon a check of appropriate records of law enforcement agencies.

(e) The Corporation may require Contractor's employees to provide documentation of their status as U.S. citizens or permanent residents of the United States and the Corporation may retain copies of such documentation for so long as needed under the Contract, subject to appropriate controls to protect the documentation from disclosure.

(f) Technology Transfer Controls. Even if not classified, information related to enrichment, an enrichment facility, or a component of an enrichment facility, are subject to U.S. Government restrictions on technology transfers, including, but not limited to, those found in 10 C.F.R. Parts 110, 810, or 1017, 15 C.F.R. Part 730-774 and 22 C.F.R. Parts 120-130. Accordingly, Contractor shall not disclose such information in any manner inconsistent with any such U.S. Government restriction. Further, Contractor shall not use, nor permit any subcontractor to use, any non-U.S. national or non-U.S. owned entity in connection with (i) delivery to, or work at, a controlled area or (ii) Work involving information, Work or goods that are subject to U.S. government control, without first ensuring that such activities fully comply with all applicable restrictions. See the Paragraph titled **"EXPORT CONTROL"** for additional requirements for export-controlled information.

(g) Network Access. Contractor shall ensure that its employees and contractors do not seek to access the computer networks of the Corporation or its affiliates without the prior written permission from the Buyer. See the Paragraph titled **"EXPORT CONTROL"** for additional requirements for export-controlled information.

(h) Foreign Persons. Foreign Persons (as defined in the Paragraph titled **"EXPORT CONTROL"** are not permitted to perform Work at Corporation Facilities or on Corporation networks without prior written permission from the Buyer (and under the other subparts of this Paragraph, there may be additional limitations where the Work is performed in a controlled area). Written requests for use of Foreign Persons must be submitted to the Buyer at least ten (10) weeks prior to their anticipated work date. Failure of the Buyer to approve the use of a Foreign Person shall not constitute excusable delay nor entitle Contractor to an increase in the Contract Price. See the Paragraph titled **"EXPORT CONTROL"** for additional requirements for export-controlled information.

(i) Need to Know. In addition to the other requirements of this Paragraph (including the requirement to prevent access by Foreign Persons), the Contractor shall restrict access to CUI and CCI to only those who need access to, knowledge of, or possession of such CUI or CCI in order to perform the Work.

(j) Contractor shall comply with the security requirements for packaging, marking, mailing, and shipping classified materials (if any), CUI and CCI as prescribed by applicable (i) DOE safeguards and security directives; (ii) NRC regulations, specifically the Standard Practice Procedures Plan: Standard Format and Common Set of Requirements for the Protection of Classified Matter for USEC Inc. and Its Limited Liability Companies Regulated by the U.S. Nuclear Regulatory Commission (copy available from the Buyer); and (iii) applicable Corporation directives and polices provided to Contractor by Buyer. See the Paragraph titled **"EXPORT CONTROL"** for additional requirements for export-controlled information.

(k) Contractor shall include this Paragraph in subcontracts hereunder.

(l) The requirements of this Paragraph are in addition to those under the Paragraph titled **"EXPORT CONTROL"**.

(m) CCI inadvertently may be marked as CUI. Such marking shall not be interpreted as affording ownership rights to the information to the U.S. government.

49. COMPLIANCE WITH NUCLEAR SAFETY AND SAFEGUARDS AND SECURITY REQUIREMENTS.

(a) Contractor shall comply with all nuclear safety, safeguards and security requirements set forth in this Contract (including the Specifications, Drawings, or Statement of Work) (each a "Nuclear Safety, Safeguards and Security Requirement"). Contractor shall conduct self-assessments and cooperate with the Corporation, DOE, the NRC and the Corporation in activities that address these requirements.

(b) In the event that Contractor becomes aware of any failure to comply with a Nuclear Safety, Safeguards and Security Requirement, Contractor shall promptly notify the Buyer or, if applicable, the Corporation's Site Regulatory Compliance Manager and, in consultation with such person(s), take appropriate preventive and/or corrective action to achieve compliance, and assure continued compliance, with such requirements.

(c) In the event that DOE or NRC initiates an enforcement action against the Corporation arising out of Contractor's failure to comply with any such Nuclear Safety, Safeguards and Security Requirement, Contractor agrees to cooperate fully with the Corporation in responding to such enforcement actions by providing all information, assistance, and documentation required by the Corporation. The Parties agree to coordinate their legal and factual position in a timely manner so that all submittals are made in a timely manner, as determined by the Corporation to DOE or NRC, as the case may be.

(d) All costs incurred by Contractor in connection with the Corporation's response to an enforcement action in accordance with subparagraph (c) above shall be borne by Contractor and shall not be subject to reimbursement by the Corporation under this Contract or otherwise. In addition, Contractor agrees to indemnify and hold the Corporation harmless against any and all liabilities, claims, penalties, fines, forfeitures, losses, costs and expenses (including costs of defense, settlement and reasonable attorney's fees) that they or either of them may incur, become responsible for, or pay out, as a result of Contractor's failure to comply with any Nuclear Safety, Safeguards and Security Requirement, in accordance with the Paragraph entitled "Indemnification" of this Contract.

50. CONFLICT OF INTEREST.

(a) Relationships with Other Parties. [****]

Contractor represents that it is not aware of circumstances that constitute a conflict of interest or that would otherwise impair its ability to provide objective assistance. [****]

[****]

Furthermore, absent the Corporation's prior written consent (not to be unreasonably withheld or delayed):

(i) Contractor shall not [****]

(ii) while under contract with the Corporation, Contractor shall [****]

(b) Subcontracts. Contractor shall ensure that all subcontracts include protection against Conflicts of Interest acceptable to the Buyer.

51. ENTIRE AGREEMENT.

The whole and entire agreement of the Parties with respect to the subject matter hereto, is set forth in this Contract; and the Parties are not bound by any prior agreements, understandings or conditions other than as expressly set forth herein. THIS CONTRACT IS LIMITED TO THE TERMS AND CONDITIONS SPECIFIED HEREIN, ON THE FACE OF THE CONTRACT AND IN ANY ATTACHMENTS THERETO PROVIDED BY THE CORPORATION OR SPECIFICALLY AGREED TO BY THE CORPORATION IN WRITING. THE CORPORATION DOES NOT AGREE TO ANY PROPOSED ADDITION, ALTERATION OR DELETION OF THESE TERMS. THIS CONTRACT CAN ONLY BE VARIED BY WRITTEN AGREEMENT SIGNED BY THE BUYER. ANY ACKNOWLEDGEMENT OF THIS CONTRACT SIGNED OR SUBMITTED BY CONTRACTOR OR ANY OTHER STATEMENT OR WRITING OF CONTRACTOR SHALL NOT BE DEEMED TO ALTER, ADD TO, OR OTHERWISE AFFECT THESE TERMS ABSENT THE BUYER'S WRITTEN AGREEMENT.

52. CONTRACT MODIFICATION PROPOSALS.

(a) Proposals. The Contractor may, from time to time, propose Contract modifications or the Corporation may, from time to time, request proposals for Contract modifications. In connection with any proposal made for such a Contract modification, the Contractor shall furnish a price breakdown itemized as required by the Buyer. Unless otherwise directed, the proposal shall be in sufficient detail to permit an analysis of all direct and indirect material, labor, equipment, subcontract, and overhead costs, as well as profit, and shall cover all work involved whether such work was deleted, added, or changed. Any amount claimed for subcontracts shall be supported by similar price breakdowns. Additionally, if the proposal includes a time extension, a justification therefor shall be furnished. The proposal, together with the price breakdown and time extension justification, shall be furnished by the date specified by the Buyer.

(b) Time Extensions. Notwithstanding any other provisions of this Contract, it is mutually understood that time extensions for changes in the Work will depend upon the extent, if any, by which the changes cause delay in the completion of the various elements of construction. The modification granting such time extension may provide that the Contract completion date will be extended only for those specific elements so delayed and that the completion date(s) for all other portions of the Work will not be altered.

(c) Procedures. When costs are a factor in any determination of a price adjustment pursuant to any provision of this Contract, the costs shall be in accordance with Generally Accepted Accounting Principles.

53. ASSIGNMENT.

Contractor may not assign this Contract. The rights and obligations of Contractor under this Contract are personal to Contractor and may not be delegated or subcontracted to any other entity, in whole or in part, without the prior written consent of the Corporation. The Corporation shall have the right to assign this Contract including all rights, benefits and obligations hereunder without Contractor's consent, to (i) any entity for financing purposes or (ii) to an affiliate of the Corporation.

54. THIRD PARTY BENEFICIARIES.

Nothing in this Contract shall be interpreted as creating any right of enforcement of any provision herein by any person or entity that is not a party to this Contract.

55. PRECEDENCE.

Any inconsistency in this Contract shall be resolved in accordance with the following, in descending order of precedence: (a) Schedule of this Contract (excluding the Specifications), if such a schedule is attached, (b) face of the Contract, (c) special terms and conditions of the Contract, (d) these general terms and conditions, (e) Statement of Work, (f) other documents, exhibits, and attachments (including the Drawings), and (g) the Specifications.

56. STATUS OF CONTRACTOR AND ITS PERSONNEL

Contractor is an independent contractor. Nothing herein contained or implied shall at any time be so construed as to create the relationship of employer and employee, partnership, principal and agent, or joint venturer between the Corporation and Contractor or its subcontractors or between the Corporation and any of Contractor's personnel or its subcontractor's personnel. The Corporation shall not have any obligation under local, state or federal laws regarding pay, benefits, taxes or other labor matters relating to personnel of Contractor or its subcontractors and the total commitment and liability of the Corporation in regard to payment for Work is to pay, pursuant to the payment provisions of this Contract, the fixed price for fixed price Work and for agreed costs (subject to the applicable Ceiling Price) for other Work. Neither Party has any authority whatsoever, express or implied, to assume or create any obligation on behalf of or in the name of, the other Party with respect to third parties.

57. CONFIDENTIALITY.

(a) Information, in any form whether written, electronic oral or other, developed by, communicated to, or acquired (including by observation) by Contractor in the performance of the Work as well as the contents of this Contract (collectively "ACO Proprietary Information"), is of a highly confidential and proprietary nature. Without the Corporation's prior written consent, Contractor shall not (1) use any such Corporation Proprietary Information for any purpose except to perform the Work under this Contract; or (2)

disclose in any manner (oral, written or otherwise) any such Corporation Proprietary Information either during or after the term of this Contract to any persons, other than (i) Contractor's employees who have a need for access to such Corporation Proprietary Information in order to perform the Work under this Contract provided they are advised of the proprietary nature of the information, and are bound by a written agreement or by a legally enforceable code of professional responsibility to protect the confidentiality of the Proprietary Information; or (ii) other persons including subcontractors of Contractor who may be designated by the Corporation to work with Contractor. Contractor shall require in legally binding agreement that each of its subcontractors maintain the confidentiality of Corporation Proprietary Information in the same manner as required in this Paragraph entitled "Confidentiality" and that the Corporation may enforce such agreement.

(b) The restrictions in this Paragraph entitled "Confidentiality" do not apply to information which:

(i) is in the public domain as of the date this Contract was awarded to Contractor or enters the public domain thereafter other than through a breach hereof by Contractor or its subcontractors,

(ii) is disclosed to Contractor by a third party that is legally entitled to disclose such information,

(iii) was known by Contractor prior to its receipt from the Corporation, or is developed by Contractor independently of Contractor's Work under this Contract or any disclosures by the Corporation to Contractor of such information, or

(iv) is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by subpoena, summons or other legal process, or by law, rule or regulation, or by applicable regulatory or professional standards.

(c) All Contractor Work Product and Corporation Technology (as defined in the Paragraph entitled "Intellectual Property") shall be the property of the Corporation and treated by Contractor and its subcontractors as Corporation Proprietary Information. Unless directed by the Corporation otherwise, Contractor may maintain a reasonable number of copies of Contractor Work Product for archival purposes only. All retained copies of Contractor Work Product shall be marked as confidential and protected from disclosure to third persons in accordance with the provisions of this Paragraph entitled "Confidentiality" for so long as Contractor retains such copies.

(d) If Contractor receives a request for Corporation Proprietary Information pursuant to Section (b)(iv) of this Paragraph or is otherwise required by law to disclose Corporation Proprietary Information, Contractor shall promptly notify the Corporation of such request prior to any disclosure by Contractor (unless such notification or disclosure is prohibited by applicable law, regulation or order). If the Corporation determines that such Corporation Proprietary Information (or portions thereof) should not be disclosed, Contractor shall assist the Corporation (i) obtain relief from the requested disclosure or (ii) secure confidential treatment and minimization of any such Corporation Proprietary Information that must be disclosed to the governmental authority.

(e) Subject to applicable law, Contractor shall not issue any press release or make any public statement regarding this Contract or performance hereunder without the prior written approval of the Corporation.

(f) Contractor agrees that (i) violation of this Paragraph entitled "Confidentiality" would cause irreparable harm to the Corporation which could not be adequately remedied by damages; and (ii) injunctive or other equitable relief is an appropriate remedy for violation of this Paragraph. Contractor also agrees to waive any requirement for the securing or posting of any bond by the Corporation in connection with such a remedy.

(g) If Contractor has previously executed a confidentiality agreement with the Corporation, the terms and conditions of this Paragraph entitled "Confidentiality" shall not be interpreted or construed to replace, modify or diminish the requirements of said confidentiality agreement, but shall be in addition thereto. In the event of a conflict, the more restrictive requirements shall apply.

(h) In accordance with the Defend Trade Secrets Act of 2016, any individual performing work for the Corporation, whether as an individual, contractor or consultant, will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, if such an individual files a lawsuit for retaliation by an employer for reporting a suspected violation of law, he or she may disclose the employer's trade secrets to his or her attorney and use the trade secret information in the court proceeding if such individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. Except to the extent notice of the foregoing immunities has already been given to such individuals, Contractor shall notify its employees, contractors or employees receiving ACO Proprietary Information under this Contract of such immunities.

58. <u>INTELLECTUAL PROPERTY.</u>

(a) All inventions, discoveries, improvements, documents, drawings, designs, specifications, notebooks, tracings, photographs, negatives, reports, findings, recommendations, data and memoranda of every description, including material maintained in any form or medium, concepts, ideas, methods, methodologies, procedures, processes, know-how and techniques (including without limitation, function, process, system and data models); templates, the generalized features of the structure, sequence and organization of software, user interfaces and screen designs; general purpose consulting and software tools, utilities and routines; and logic, coherence and methods of operation or systems (whether or not patentable, or copyrightable that are conceived or first actually reduced to practice or first prepared by Contractor, its personnel or its subcontractor(s), in the performance of the Work or prepared at Corporation's expense (collectively, "<u>Contractor Work Product</u>") that is not conveyed to the U.S. Government pursuant to DEAR 952.227-13, Patent Rights – Acquisition by the Government, and DEAR 970.5227-1, Rights in Data – Facilities clauses incorporated in this Agreement, shall be the property of the Corporation and treated by Contractor and its subcontractor as confidential ACO Proprietary Information. Unless directed by Corporation otherwise or not permitted by the terms of DEAR 952.227-13, Patent Rights – Acquisition by the Government, and DEAR 970.5227-1, Rights in Data – Facilities, Contractor may maintain a reasonable number of copies of Contractor Work Product for archival purposes only. All retained copies shall be marked as confidential and protected from disclosure to third persons in accordance with the provisions of the Paragraph of this Contract entitled "Confidentiality" for so long as Contractor retains such copies.

(b) Except to the extent Contractor Work Product is conveyed to the U.S. government pursuant to DEAR 952.227-13, Patent Rights – Acquisition by the Government, and DEAR 970.5227-1, Rights in Data – Facilities incorporated in this Agreement incorporated in this Agreement, Corporation shall acquire all of Contractor's right, title and interest in and to all Contractor Work Product by written assignment or as a work for hire. Contractor hereby assigns all its right, title and interest in such Contractor Work Product to Corporation, and Contractor shall execute any documents and otherwise assist in obtaining, maintaining, or enforcing Corporation's intellectual property rights in and to such Contractor

Work Product, as Corporation may reasonably require to preserve Corporation's rights therein. No additional compensation shall be paid to Contractor for, or as result of, providing such assistance. To the extent Contractor Technology (as defined below) is incorporated into Contractor Work Product conveyed to the Corporation pursuant to this Paragraph 10, Contractor hereby grants (i) to Corporation and (ii) if required by the terms of DEAR 952.227-13, Patent Rights – Acquisition by the Government, and DEAR 970.5227-1, Rights in Data – Facilities incorporated in this Agreement, to the Government, a fully-paid, world-wide, non-exclusive, irrevocable, transferable, perpetual license to make, have made, use, sell, offer to sell, reproduce, prepare derivative works, distribute copies to the public, perform and/or display publicly, and sublicense such Contractor Technology to the extent necessary for Corporation or the Government to exercise its rights of ownership in Contractor Work Product. No additional compensation shall be paid to Contractor for, or as result of, such license(s).

(c) Corporation acknowledges that Contractor may have created, acquired or otherwise have pre-existing rights in various inventions, discoveries, improvements, data, concepts, ideas, methods, methodologies, procedures, processes, know-how and techniques (including without limitation, function, process, system and data models); templates, the generalized features of the structure, sequence and organization of software, user interfaces and screen designs; general purpose consulting and software tools, utilities and routines; and logic, coherence and methods of operation or systems (collectively, the "Contractor Technology"). Under no circumstances shall any Contractor Work Product or any other inventions, discoveries, improvements, documents, drawings, designs, specifications, notebooks, tracings, photographs, negatives, reports, findings, recommendations, data and memoranda of every description, including material maintained in any form or medium, concepts, ideas, methods, methodologies, procedures, processes, know-how and techniques (including without limitation, function, process, system and data models); templates, the generalized features of the structure, sequence and organization of software, user interfaces and screen designs; general purpose consulting and software tools, utilities and routines; and logic, coherence and methods of operation or systems (whether or not patentable, or copyrightable that are conceived or first actually reduced to practice or first prepared by Contractor, its personnel or its subcontractor(s), in the performance of the Work or prepared at Corporation's expense, be considered to be Contractor Technology, in whole or in part, even if Contractor Technology is used to prepare or provide Contractor Work Product or the Work.

(d) Even if used in connection with the performance of the Work, Contractor Technology shall remain the property of Contractor and Corporation shall acquire no right or interest in such property, except for the license provided in Subparagraph (b) above in respect of Contractor Technology incorporated into Contractor Work Product or as may be required by DEAR 952.227-13, Patent Rights – Acquisition by the Government, and DEAR 970.5227-1, Rights in Data – Facilities clauses incorporated in this Agreement. Similarly, property of Corporation or the U.S. Government (including, without limitation, Corporation Technology (as defined below) and any equipment, material, hardware and software of Corporation or and technology, equipment, material, hardware and software of the U.S. Government) shall remain the property of Corporation and Contractor shall acquire no right or interest in such property.

(e) The term "Corporation Technology" means all inventions, discoveries, improvements, documents, drawings, designs, specifications, notebooks, tracings, photographs, negatives, reports, findings, recommendations, data and memoranda of every description, including material maintained in any form or medium, concepts, ideas, methods, methodologies, procedures, processes, know-how and techniques (including without limitation, function, process, system and data models); templates, the generalized features of the structure, sequence and organization of software, user interfaces and screen designs; general purpose consulting and software tools, utilities and routines; and logic, coherence and methods of operation or systems (whether or not patentable, or copyrightable) owned by, or licensed to Corporation or to which Corporation otherwise has rights to use or possess.

(f) Nothing in this agreement shall be construed as expressly or impliedly granting a license to Contractor of any Corporation Technology, including without limitation intellectual property rights, except for the limited purpose of performing its Work under the Contract. Nothing herein shall be construed as expressly or impliedly granting a license to Contractor in any technology, equipment, material, hardware and software of the U.S. Government, including without limitation intellectual property rights, except as may be provided expressly in the terms of DEAR 952.227-13, Patent Rights – Acquisition by the Government, and DEAR 970.5227-1, Rights in Data – Facilities incorporated in this Agreement

(g) In the event of a conflict between this Paragraph and the terms of DEAR 952.227-13, Patent Rights – Acquisition by the Government, and DEAR 970.5227-1, Rights in Data – Facilities incorporated in this Agreement with respect to the rights of the U.S. government, those DEAR clauses shall control. Accordingly, where DEAR 952.227-13, Patent Rights – Acquisition by the Government prevents the Corporation from requiring Contractor to grant to the Corporation rights in a subject invention of the Contractor or where DEAR 970.5227-1, Rights in Data – Facilities prevents the Corporation from requiring Contractor to grant Corporation rights to Contractor's limited rights data or restricted computer software, no such rights shall be granted to the Corporation absent approval from authorized officials of the Department of Energy. On the other hand, Contractor shall grant to the Corporation a non-exclusive, royalty free license in all other technology, inventions, equipment, material, hardware, technical date and software to the extent required to practice a subject of this Agreement by or for the Contractor in the enrichment of uranium in the United States.

59. DISPUTE RESOLUTION.

(a) Mutual Agreement. Any controversy or claim (a "Dispute") between the Parties arising out of or relating to this Contract, or the breach, termination or validity hereof, that is not resolved by mutual agreement shall be decided by the Buyer. The Buyer shall, in writing, notify Contractor of its final decision ("Final Decision") and designate such notice as the "Final Decision Notice." In the event Contractor disagrees with the Buyer's Final Decision, Contractor shall notify the Buyer of its disagreement within thirty (30) days after receipt of the Final Decision Notice; otherwise, the Final Decision shall be final and no action shall lie against the Corporation arising out of said Dispute.

(b) Disputes Subject to Arbitration. In the event Contractor notifies the Buyer of its disagreement with the Final Decision within the time period in Subparagraph (a) of this Paragraph, the Dispute shall be finally settled by binding arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association (the "Rules") as in effect on the Effective D, as modified by this Paragraph, and by a single arbitrator appointed in accordance with the Rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §1 et seq., (the "Act") and shall be held at the Corporation's headquarters in Bethesda, Maryland or at one of the facilities leased from the Government by the Corporation or its affiliates, as determined by the Buyer.

(c) Hearings and Award. To the extent feasible (as determined by the arbitrator), all hearings shall be held within ninety (90) days following the appointment of the arbitrator. At a time designated by the arbitrator, each Party shall simultaneously submit to the

arbitrator and exchange with the other Party its final proposal for damages and/or any other applicable remedy. Either Party may elect by notice given no later than ten (10) days after appointment of the arbitrator to require that, in rendering the final award, the arbitrator shall be limited to choosing the award proposed by a Party without modification. In no event shall the arbitrator award damages inconsistent with any of the terms and conditions of this Contract. Absent (i) a determination by the arbitrator that extraordinary circumstances require additional time or (ii) agreement of the Parties, the arbitrator shall issue the final award no later than thirty (30) days after completion of the hearings. Judgment on any award may be entered in any court having jurisdiction thereof.

(d) Confidentiality. The fact that either Party has invoked the provisions of this Paragraph, and the proceedings of, and award resulting from, an arbitration hereunder shall be considered to be confidential information subject to the confidentiality provisions of this Contract.

(e) Arbitration Award Binding Upon Successors. This agreement to arbitrate and any award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each Party.

60. MISCELLANEOUS.

(a) The headings and subheadings of the Paragraphs contained in this Contract are inserted for convenience only and shall not affect the meaning or interpretation of this Contract or any provision hereof.

(b) If any provision of this Contract is held invalid by a court of competent jurisdiction, such provision shall be severed from this Contract and, to the extent possible, this Contract shall continue without effect to the remaining provisions.

(c) This Contract shall inure to the benefit of the Parties and their respective successors and permitted assigns.

(d) Any failure by either Party at any time, or from time to time, to enforce or require the strict keeping and performance of any of the terms or conditions of this Contract shall not constitute a waiver of such terms or conditions and shall not affect or impair such terms or conditions in any way nor the right of such Party at any time to avail itself of such remedies as it may have for any breach of breaches of such terms or conditions

(e) This Contract shall be governed by the laws of the State or the Commonwealth from which this Contract was awarded, except for the choice of law rules thereof. If the Parties disagree as to the State from which this Contract was awarded, the laws of the State of Ohio shall apply. In no event shall the U.N. Convention on the International Sale of Goods apply to this Contract.

(f) The remedies provided to a Party under this Contract in the event of a default or breach of this Contract or any applicable warranty are not exclusive.

(g) Upon expiration or termination (for any reason) of this Contract, all provisions (if any) of this Contract dealing with conflicts of interest, intellectual property, confidentiality, proprietary data and ownership rights, as well as the provisions of the Paragraphs entitled "Contractor's Representations," and "Indemnification" and any other provision of this Contract that expressly states that it will survive expiration or termination hereof, shall survive and remain binding upon the Parties and upon their successors and assigns.

(h) Corporation does not endorse products or services. Accordingly, Contractor agrees not to use Corporation's name, the name of the Government for advertising, marketing, or other promotional purposes, raising of capital, recommending investments, sale of securities, or in any way that implies endorsement by Corporation or the Government. Any media releases concerning this Contract are prohibited without the written consent of the Buyer.

61. DISCLOSURES.

The Parties recognize that the Corporation may need to disclose Contractor Technology to affiliates and prospective assignees, (including but not limited to, lenders, investors, their representatives and other parties). Accordingly, the Corporation may disclose Contractor Technology (i) to such affiliates and prospective assignees, provided that the Corporation takes reasonable precautions to protect the confidentiality of such Contractor Technology, or (ii) to the extent required by law, including in connection with an offering of its securities or a sale of its business.

62. FINANCING

The Corporation may choose to finance Corporation activities, including the acquisition of Supplies with private or public financing. Contractor acknowledges that certain of the obligations placed upon the Corporation by prospective lenders may only be performed with the cooperation of the Contractor. Contractor agrees to cooperate with Corporation in carrying out its obligations under the lenders' financing documentation, including by (i) executing and delivering to lenders a customary and reasonable consent agreement, and (ii) providing other information, certificates, opinions and other documents as may be reasonably requested by Corporation or the lenders. For this purpose, "lenders" shall include any person or entity (including a person or entity acting as the agent(s) or trustee(s) for others) providing financing or refinancing, including guarantees of financing or refinancing, to the Corporation or its affiliates or permitted successors and assigns.

63. FINES AND PENALTIES.

In the event that any actions that result in fines and/or penalties are taken by a local, state, or federal agency against the Corporation of the Government for a regulatory and/or permit noncompliance that resulted from a failure of Contractor to perform in accordance with this Contract or local, state, or federal law, Contractor shall reimburse the Corporation or the Government for the amount of the resultant fine/penalty including the cost of any additional work required as a result of the enforcement action to the extent caused by Contractor's and its lower-tier subcontractor's negligence and/or failure. Corporation may withhold such amounts from the future payment due Contractor.

64. EXPORT CONTROL.

(a) In the performance of this Contract, Contractor shall comply with all U.S. export control laws and regulations, including (i) the International Traffic in Arms Regulations (ITAR), 22 CFR Parts 120 through 130, (ii) the Export Administration Regulations (EAR), 15 CFR parts 730 through 774, (iii) the regulations of the Nuclear Regulatory Commission (found in 10 CFR part 110) and the Department of Energy (found in 10 CFR part 810) that implement the Atomic Energy Act of 1954 (Public Law 83-703), and (iv) the sanctions laws and regulations of the U.S. government, including the regulations issued by the U.S. Treasury Department's Office of Foreign Assets Control. These controls apply broadly to exports of hardware, parts, equipment, components, materials, technical data, software, and information, or for the provision of technical assistance or services to Foreign Persons (which, as described below, includes both individuals and entities) in the United States or to *any person or entity* in foreign countries.

(b) Contractor understands and agrees that (i) the disclosure of export controlled technical data, software, or information to a "Foreign Person" (as described below, which includes both individuals and entities), wherever located, including in the United States, is deemed to be an export under the export control laws and regulations in subsection (a) above and is subject to the terms of this Paragraph. In addition, merely providing a Foreign Person the

opportunity to view software, data or information (e.g., by allowing him or her to have access to an areas or database that contains such software, data or information) is considered to be an export of such software, data or information, to the country of the Foreign Person's citizenship, even if it occurs solely within the United States. Further, allowing a Foreign Person to view an export- controlled item (such as hardware, parts, equipment, components, or materials), even in the United States, is considered to be an export, to the country of the Foreign Person's citizenship, if viewing that item will reveal export-controlled information.

(c) Unless Contractor has already obtained such export licenses or confirmed that a license exception or exemption applies so that licenses need not be obtained, Contractor shall obtain all necessary export licenses or other government authorizations under the appliable laws and regulations in subsection (a), as required by law, prior to:

(i) shipping, transporting, supplying or otherwise conveying export-controlled hardware, parts, equipment, components, materials, technical data, software, information, technical assistance or services in any manner that will result, through one or more steps, in an export of such hardware, parts, equipment, components, materials, technical data, software, information, technical assistance or services to a destination outside the United States (this includes transactions where the ultimate recipient outside the United States is a U.S. citizen, permanent resident of the United States or a U.S. entity); or

(ii) disclosing export-controlled information, technical data, or software, or providing export-controlled services or technical assistance, to any Foreign Person in the United States; or

(ii) authorizing any Foreign Person to perform the Work or any other aspect of this Contract where the Foreign Person will have access to export-controlled information, equipment, components, parts, materials, technical data, software, technical assistance, or services.

Further, prior to engaging in (i), (ii) or (iii) above, Contractor shall notify the Buyer and secure the consent of the Corporation.

(d) For purposes of this Contract, a "Foreign Person" shall mean (i) an individual who is not a lawful permanent resident of the United States (i.e., holding a valid "green card"), citizen of the United States, or any protected individual as defined by Title 8, Section 1324b(a)(3) of the U.S. Code; (ii) a corporation, business association, partnership, trust, society or any other entity or group that is not incorporated in the United States or organized to do business in the United States; or (iii) an international organization, foreign government or any agency or subdivision of a foreign government (including diplomatic mission). For the avoidance of doubt, (i) citizens of close allies of the United States such as Canada and the United Kingdom are Foreign Persons unless they meet the requirements of subpart (i) in the preceding sentence and (ii) a person present in the United States under a H1-B visa is considered a Foreign Person and is NOT a lawful permanent resident of the United States under subpart (i) of the preceding sentence.

(e) Without limiting the foregoing, Contractor shall not permit *any person* (including a U.S. person) or *any entity* (including a U.S. entity) that is subject to a denial of export privileges or under U.S. sanctions to participate in performance of this Contract or to receive export-controlled hardware, parts, equipment, components, materials, technical data, software, information, technical assistance, or services.

(f) Contractor shall comply with all regulatory record-keeping requirements under the export control laws and regulations described in subsection (a), including those associated with the use of licenses and license exemptions and exceptions.

(g) Upon request, Contractor shall provide written evidence to demonstrate its compliance with this Paragraph, including, without limitation, passports or other documents that demonstrate that the individuals and entities with access to export-controlled hardware, parts, equipment, components, materials, technical data, software, information, technical assistance, or services under this Contract are not Foreign Persons.

(h) Contractor shall identify export-controlled hardware, parts, equipment, components, materials, technical data, software, or information received, held or generated by Contractor with appropriate markings to ensure that the status of these items is readily identifiable. Contractor shall protect such items from intentional or inadvertent disclosure to Foreign Persons (as described above, which includes both individuals and entities) including in the United States, through use of appropriate security practices, such as locked storage for physical items and passwords for electronic files.

(i) Contractor shall comply with any markings on tangible or intangible objects or information when such objects or information are received from the Corporation or a third party acting on its behalf. In addition, if Contractor discloses export controlled information orally or visually, Contractor shall identify it as export controlled information at the time of disclosure.

(j) Markings inadvertently omitted from objects and information when disclosed to Contractor shall be applied by promptly when requested by the Corporation, and such export controlled information shall thereafter continue to be treated as provided by this Paragraph.

(k) If requested by the Corporation, Contractor shall assist the Corporation in determining whether hardware, parts, equipment, components, materials, technical data, software, information, technical assistance, or services used or generated under this Contract are export-controlled. In cases of doubt, such hardware, parts, equipment, components, materials, technical data, software, information, technical assistance, or services shall be controlled as export-controlled until the Buyer notifies the Contractor that the Corporation has determined that they are not export-controlled.

(l) Contractor agrees that all tangible and intangible (including electronic) objects and information, including but not limited to, any contract documents (purchase orders, drawings, specifications, etc.) or guidance furnished by the Corporation (or by a contractor or subcontractor on the Corporation's behalf) for use in connection with proposal/offer preparation or performance under this Contract, are subject to this requirements of this Paragraph if they are identified as export controlled information or are subject to one or more of the export control laws and regulations referred to in subsection (a) of this Paragraph.

(m) Any tangible or intangible objects or information marked as "Controlled Unclassified Information" or "CUI" or as Company Controlled Information or "CCI" shall be presumed to be export controlled information; provided, however, that if the information is Unclassified Control Nuclear Information (as defined in the clause **"SECURITY OF CLASSIFIED AND UNCLASSIFIED INFORMATION AND CONTROLLED AREAS"**, such information in addition shall not be disclosed to any person who is not a U.S. citizen per the foregoing clause.

(n) Contractor shall include this Paragraph in subcontracts under this Contract.

(o) The requirements of this Paragraph are in addition to those listed under the Paragraph titled **"SECURITY OF CLASSIFIED AND UNCLASSIFIED INFORMATION AND CONTROLLED AREAS"**.

65. CONTRACTING OFFICER CONTACT

All contacts with the Contracting Officer required by this Contract shall be initiated through the Buyer.

66. DOE TRAINING INSTITUTE – OCCUPATIONAL HEALTH, SAFETY, AND EMERGENCY RESPONSE.

(a) Contractor shall utilize the Department of Energy (DOE) Training Institute (DTI) resources to the maximum extent practical for occupational, health, safety, and emergency response training.

Contractor, as applicable, shall use DTI by utilizing the reciprocity program, instructor-certification, mobile training teams, and use of common core curriculum as applicable.

(1) Reciprocity: The DTI Training Reciprocity program evaluates and certifies training programs and core content against DOE requirements, establishing a basis for consistent training. Reciprocity reduces redundant training to improve employee mobility and project mobilization, saving time and resources. Reference DOE Policy 364.1.

(2) Common Core Curriculum: Courses in the Common Core Training Program are developed and maintained by DTI instructional designers and subject matter experts. These courses are available enterprise-wide for delivery by DTI-certified instructors. Common Core Training eliminates duplicative course development and maintenance activities while providing maximum flexibility for delivery.

(3) Instructor-Certification: The DTI Instructor Certification Program recognizes subject matter experts and experienced trainers who are qualified to deliver common core courses across the DOE enterprise. Contractor selects instructors to be certified by DTI.

(4) Mobile Training Teams: Mobile Training Teams are available to DOE locations who do not maintain the capability to deliver a specific course. Courses are delivered by certified DTI instructors who are subject matter experts in the topical area.

(b) DTI course offerings, information on becoming a certified DTI trainer, enrollment, and contact information can be found on https://dti.doe.gov.

(c) DTI training shall be considered common core fundamental material. Contractors are expected to provide gap training needed to address site specifics identified through their approved Integrated Safety Management (ISM) Program and associated program plans required by existing DOE requirements. Gap training shall not repeat fundamental training core content.

(d) DTI training is funded by DOE with no cost to the Contractors.

(e) Contractor shall first consider DTI for all applicable training needs and only obtain such training outside of DTI after written approval of the Buyer following the Contractor's written request containing the following: (1) rationale describing in detail why DTI provided material, including contractor supplemented site specific material, is insufficient, (2) rationale supporting the increased cost, scope, and schedule of maintaining a local course and capability for training instruction proposed in place of DTI training, and (3) rationale as to why the loss of standardization DOE is seeking by using alternative materials is of value to the DOE. Prior to requesting Buyer approval, Contractor shall complete the course request form at https://dti.doe.gov. DTI will respond within 10 working days on the availability of DTI course materials that might provide the course or assist in the development of the Contractor course.

67. WORKPLACE SUBSTANCE ABUSE PROGAM

(Applicable if the Contract Price is $25,000 or more and involves access to or handling of classified information.)

(a) This contract is subject to the policies, criteria, and procedures of 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites.

(b) Contractor agrees to provide to the Buyer, within 30 days after award of this Contract, its written workplace substance abuse program consistent with the requirements of 10 CFR part 707.

(c) Program implementation. Contractor shall, consistent with 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites, incorporated herein by reference with full force and effect, develop, implement, and maintain a workplace substance abuse program.

(d) Remedies. In addition to any other remedies available to Corporation, Contractor's failure to comply with the requirements of 10 CFR part 707 or to perform in a manner consistent with its approved program may render Contractor subject to the suspension of contract payments, termination for default, and suspension or debarment.

(e) Subcontracts.

(1) Contractor agrees to notify the Buyer reasonably in advance of, but not later than 30 days prior to, the award of any subcontract Contractor believes may be subject to the requirements of 10 CFR part 707.

(2) Contractor shall require all subcontracts subject to the provisions of 10 CFR part 707 to agree to develop and implement a workplace substance abuse program that complies with the requirements of 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites, as a condition for award of the subcontract. The Buyer shall review and approve each subcontractor's program, and shall periodically monitor each subcontractor's implementation of the program for effectiveness and compliance with 10 CFR part 707.

(3) Contractor agrees to include, and require the inclusion of, the requirements of this clause in all subcontracts, at any tier, that are subject to the provisions of 10 CFR part 707.

68. EMERGENCY RESPONSE

(a) The DOE Nuclear Energy Oak Ridge Site Office Manager, DOE Portsmouth Site Manager, or Contractor shall determine when an emergency situation may exist and notify the appropriate emergency response organization (e.g., Laboratory Shift Superintendent, Plant Shift Superintendent). In the event of an emergency, the DOE Manager of the affected site will have the authority to direct any and all activities of the Contractor and subcontractors necessary to resolve the emergency situation in accordance with ACO's NRC License SNM 7003. Upon termination of the emergency event, Contractor shall perform recovery actions as appropriate.

(a) Contractor shall include this paragraph in all subcontracts at any tier for work performed in support of the on-site work under this Contract.

69. WORK STOPPAGE AND SHUTDOWN AUTHORIZATION

(a) Imminent Health and Safety Hazard is a given condition or situation which, if not immediately corrected, could result in serious injury or death, including exposure to radiation and toxic/hazardous chemicals. Imminent Danger in relation to the facility safety envelope is a condition, situation, or proposed activity which, if not terminated, could cause, prevent mitigation of, or seriously increase the risk of (1) nuclear criticality, (2) radiation exposure, (3) fire/explosion, and/or (4) toxic hazardous chemical exposure.

(b) Work Stoppage. In the event of an Imminent Health and Safety Hazard, identified by facility line management or operators or facility health and safety personnel overseeing facility operations, or other individuals, the individual or group identifying the imminent hazard situation shall immediately take actions to eliminate or mitigate the hazard (e.g., directing the operator/implementer of the activity or process causing the imminent hazard to stop work, initiating emergency response actions or other actions) to protect the health and safety of the workers and the public, and to protect Corporation/DOE facilities and the environment. In the event an Imminent Health and Safety Hazard is identified, the individual or group identifying the hazard should coordinate with an appropriate Contractor official, who will direct the shutdown or other actions, as required. Such mitigating action(s) should subsequently be coordinated with Corporation, DOE and Contractor management. The suspension or stop-work order should be promptly confirmed in writing by the Corporation.

(b) Shutdown. In the event of an imminent danger in relation to the facility safety envelope or a non-Imminent Health and Safety

Hazard identified by facility line managers, facility operators, health and safety personnel overseeing facility operations, or other individuals, the individual or group identifying the potential health and safety hazard may recommend facility shutdown in addition to any immediate actions needed to mitigate the situation. However, the recommendation must be coordinated with Contractor management and Corporation management. Any written direction to suspend operations shall be issued by the Buyer, pursuant to FAR 52.242-15 clause entitled *Stop-Work Order*.

(c) Facility Representatives. Corporation personnel provide the technical/safety oversight of operations. Appropriate Contractor personnel have the authority to "stop work," which applies to the shutdown of an entire plant, activity, or job. This stop-work authority will be used for an operation of a facility which is performing work the Corporation believes:

(i) Poses an imminent danger to health and safety of workers or the public if allowed to continue;

(ii) Could adversely affect the safe operation of, or could cause serious damage to, the facility if allowed to continue; or

(iii) Could result in the release of radiological or chemical hazards to the environment in excess of regulatory limits.

(d) Contractor shall include this Paragraph appropriately modified to reflect the Parties in all subcontractors at all tiers.

70. REPORTING EXECUTIVE COMPENSATION

(Applicable to Contracts for which the Contract price is $30,000 or more [or, if an indefinite quantity type contract, the Corporation has determined that purchases under the Contract could exceed $29,999].)

(a) If the Contractor has in the previous tax year had gross income, from all sources, of $300,000 or more, Contractor shall by the end of the month following the Effective Date of this Contract, and annually thereafter (calculated from the Effective Date), Contractor shall report the names and total compensation of each of its five most highly compensated executives to the Buyer, if—

(i) In Contractor's preceding fiscal year, Contractor received—

(A) 80 percent or more of its annual gross revenues from Federal contracts (and subcontracts), loans, grants (and subgrants), cooperative agreements, and other forms of Federal financial assistance; and

(B) $25,000,000 or more in annual gross revenues from Federal contracts (and subcontracts), loans, grants (and subgrants), cooperative agreements and other forms of Federal financial assistance; and

(ii) The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

(b) Corporation will input the information into the Governments reporting system (www.fsrs.gov) as required by the aforementioned prime contract.

71. FEDERAL FLOW-DOWN PROVISIONS.

The following clauses are incorporated into this Contract.

I. AFFIRMATIVE ACTION COMPLIANCE.

Contractor certifies that it:

(i) has developed and has on file at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2); or

(ii) has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

II. PREVIOUS CONTRACTS AND COMPLIANCE REPORTS

Contractor certifies that it:

(i) has participated in a previous contract or subcontract subject to the Equal Opportunity clause of this Contract and has filed all required compliance reports; or

(ii) has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this Contract.

(iii) will require submission of required compliance reports, signed by lower-tier subcontractors, before subcontract award.

III. ANTI-KICKBACK PROCEDURES.

(Applicable to Contracts for which the Contract Price exceeds $150,000 [or, if an indefinite quantity type contract, the Corporation has determined that purchases under the Contract could exceed $150,000].)

Contractor shall have in place and follow reasonable procedures designed to prevent and detect possible violations of the Anti-Kickback Act (41 U.S.C. §§ 51-58). Contractor agrees that if it believes a violation of such Act may have occurred with respect to this Contract, it shall promptly notify the Buyer and shall fully cooperate with the Corporation or any U.S. Federal agency investigating a possible violation of the Act. Contractor further agrees that it will incorporate the substance of this provision, including this flow-down requirement, in all subcontracts under this Contract exceed $150,000.

IV. CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS

(a) *Definitions.* As used in this provision - "Lobbying contact" has the meaning provided at 2 U.S.C. 1602(8). The terms "agency," "influencing or attempting to influence," "officer or employee of an agency," "person," "reasonable compensation," and "regularly employed" are defined in the FAR clause of this solicitation entitled "Limitation on Payments to Influence Certain Federal Transactions" (52.203-12).

(b) *Prohibition.* The prohibition and exceptions contained in the FAR clause entitled "Limitation on Payments to Influence Certain Federal Transactions" (52.203-12) are hereby incorporated by reference it his provision.

(c) *Certification.* Contractor, by accepting this Contract, hereby certifies to the best of its knowledge and belief that no Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on its behalf in connection with the awarding of this Contract.

(d) *Disclosure.* If any registrants under the Lobbying Disclosure Act of 1995 have made a lobbying contact on behalf of the offeror with respect to this contract, the offeror shall complete and submit, with its offer, OMB Standard Form LLL, Disclosure of Lobbying Activities, to provide the name of the registrants. The offeror need not report regularly employed officers or employees of the offeror to whom payments of reasonable compensation were made.

(e) *Penalty.* Submission of this certification and disclosure is a prerequisite for making or entering into this Contract imposed by 31 U.S.C. 1352. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure required to be filed or amended by this provision, shall be subject

to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

V. CERTIFICATION OF NON-SEGREGATED FACILITIES.

(a) Contractor certifies that it does not and will not maintain or provide for employees any segregated facilities at any of its establishments; does not permit employees to perform their Work at any location under its control where segregated facilities are maintained; will not maintain segregated facilities; and will not permit employees to perform their Work at locations, under its control, where segregated facilities are maintained. Contractor agrees that a breach of this certification is a breach of the Equal Opportunity Clause in this Contract (see below).

(b) As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, restrooms; restaurants and other eating areas; time clocks, locker rooms and other storage or dressing areas; parking lots; drinking fountains; recreation or entertainment areas; transportation; housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, religion, color or national origin, because of written or oral policies or employee habit. The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

(c) The foregoing certification of non-segregated facilities must be submitted to Contractor prior to award of a subcontract exceeding $10,000, which is not exempt from this Paragraph. Certification may be submitted for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually).

VI. ENSURING ADEQUATE COVID-19 SAFETY PROTOCOLS FOR FEDERAL CONTRACTORS.

(a) Definition. As used in this clause - United States or its outlying areas means—

(i) The fifty States;

(ii) The District of Columbia;

(iii) The commonwealths of Puerto Rico and the Northern Mariana Islands;

(iv) The territories of American Samoa, Guam, and the United States Virgin Islands; and

(v) The minor outlying islands of Baker Island, Howland Island, Jarvis Island, Johnston Atoll, Kingman Reef, Midway Islands, Navassa Island, Palmyra Atoll, and Wake Atoll.

(b) Authority. This clause implements Executive Order 14042, Ensuring Adequate COVID Safety Protocols for Federal Contractors, dated September 9, 2021 (published in the Federal Register on September 14, 2021, 86 FR 50985).

(c) Compliance. The Contractor shall comply with all guidance, including guidance conveyed through Frequently Asked Questions, as amended during the performance of this contract, for contractor or subcontractor workplace locations published by the Safer Federal Workforce Task Force (Task Force Guidance) at https://www.saferfederalworkforce.gov/contractors/.

(d) Subcontracts. The Contractor shall include the substance of this clause, including this paragraph (d), in subcontracts at any tier that exceed the simplified acquisition threshold, as defined in Federal Acquisition Regulation 2.101 on the date of subcontract award, and are for services, including construction, performed in whole or in part within the United States or its outlying areas.

VII. WORKER SAFETY AND HEALTH PROGRAM IN ACCORDANCE WITH 10 CFR 851.

(a) The Contractor shall comply with all applicable safety and health requirements set forth in 10 CFR 851, Worker Safety and Health Program, and any applicable DOE Directives incorporated into the contract. The Contractor shall develop, implement, and maintain a written Worker Safety and Health Program (WSHP) which shall describe the Contractor's method for complying with and implementing the applicable requirements of 10 CFR 851. Upon request, the WSHP shall be submitted to the Corporation. In performance of any work, the Contractor shall provide a safe and healthful workplace and must comply with its approved WSHP and all applicable federal and state environment, health, and safety regulations.

(b) If any of the work is performed on the Corporations' site, the Contractor shall take all reasonable precautions to protect the environment, health, and safety of its employees, DOE personnel, and members of the public. When more than one contractor works in a shared workplace, the Contractor shall coordinate with the other contractors to ensure roles, responsibilities, and worker safety and health provisions are clearly delineated. The Contractor shall participate in all emergency response drills and exercises related to the Contractor's work and interface with other DOE contractors

(c) The Contractor shall take all necessary and reasonable steps to minimize the impact of its work on DOE functions and employees, and immediately report all job-related injuries and/or illnesses which occur in any DOE facility to the Contracting Officer Representative (COR). Upon request, the Contractor shall provide to the COR a copy of occupational safety and health self-assessments and/or inspections of work sites for job hazards for work performed at DOE facilities.

(d) The Corporation may notify the Contractor, in writing, of any noncompliance with the terms of this clause, and the corrective action(s) to be taken. After receipt of such notice, the Contractor shall immediately take such corrective action(s).

(e) In the event that the Contractor fails to comply with the terms and conditions of this clause, the Corporation may, without prejudice to any other legal or contractual rights, issue a stop-work order halting all or any part of the work. Thereafter, the Corporation may, at his or her discretion, cancel the stop-work order so that the performance of work may be resumed. The Contractor shall not be entitled to an equitable adjustment of the contract amount or extension of the performance schedule due to any stop-work order issued under this clause.

(f) In the event of a conflict between the requirements of this clause and 10 CFR 851, the requirements of 10 CFR 851 shall take precedence.

VIII. CONFIDENTIALITY OF INFORMATION.

(a) The Contractor shall obtain a written agreement from each of its employees who are granted access to, or furnished with, confidential information, whereby the employee agrees that he or she will not discuss, divulge, or disclose any such information to any person or entity except those persons within the Contractor's organization directly concerned with the performance of this Contract. The agreement shall be in a form satisfactory to the Corporation.

(b) The Contractor agrees to flow down this clause to all subcontracts issued under this Contract.

IX. USE OF INFORMATION TECHNOLOGY EQUIPMENT, SOFTWARE, AND THIRD-PARTY SERVICES.

(a) Acquisition of Information Technology. The Government or the Corporation may provide information technology equipment, existing computer software (as described in 48 CFR 27.405), and third-party services for the Contractor's use in the performance of the contract; and the Contracting Officer may provide guidance to the Contractor regarding usage of such equipment, software, or third-party services at the Government's direct expense without prior written approval of the Contracting Officer. Should the Contractor propose to acquire information technology equipment, existing computer software, or third-party services, the Contractor

shall provide to the Contracting Officer or the Corporation justification for the need, including a complete description of the equipment, software or third- party service to be acquired, and a lease versus purchase analysis if appropriate.

(b) The Contractor shall immediately provide written notice to the Contracting Officer's Representative or the Corporation when an employee of the Contractor no longer requires access to the Government information technologysystems.

(c) The Contractor shall not violate any software licensing agreement, or cause the Government or the Corporation to violate any licensing agreement.

(d) The Contractor agrees that its employees will not use, copy, disclose, modify, or reverse engineer existing computer software provided to it by the Government or the Corporation except as permitted by the license agreement or any other terms and conditions under which the software is made available to the Contractor.

(e) If at any time during the performance of this Contract, the Contractor has reason to believe that its utilization of Government furnished existing computer software may involve or result in a violation of the software licensing agreement, the Contractor shall promptly notify the Contracting Officer and the Corporation, in writing, of the pertinent facts and circumstances. Pending direction from the Contracting Officer or the Corporation, the Contractor shall continue performance of the work required under this contract without utilizing the software.

(f) The Contractor agrees to include the requirements of this clause in all subcontracts at any tier.

X. PAYMENTS FOR DOMESTIC EXTENDED PERSONNEL ASSIGNMENTS.

(a) Definition. For purposes of this clause, "domestic extended personnel assignments" are defined as any assignment of contractor personnel to a domestic location different than their permanent duty station for a period expected to exceed 30 consecutive calendar days.

(b) For domestic extended personnel assignments, the Contractor shall be reimbursed the lesser of temporary relocation costs (Temporary Change of Station allowances as described in the Federal Travel Regulation at §302-3.400 - §302-3.429) or a reduced per diem (Extended Travel Duty) in accordance with the allowable cost provisions of the contract and the following:

(1) When a reduced per diem method (Extended Travel Duty) is utilized, the allowances are as follows:

(i) Lodging. For the first 60 days and last 30 days of the assignment, the Corporation will reimburse costs associated with lodging at the lesser of actual cost or 100% of the Federal per diem rate at the assignment location. The intervening days lodging will be reimbursed at the lesser of actual cost or 55% of Federal per diem.

(ii) Meals and Incidental Expenses. For the first 30 days and last 30 days of the assignment, the Corporation will reimburse costs associated with meals and incidental expenses (M&IE) at the lesser of actual cost or 100% of the Federal per diem rate at the assignment location. The intervening days M&IE will be reimbursed at the lesser of actual cost or 55% of Federal per diem.

(2) The Corporation will not reimburse any costs associated with per diem (except for en-route travel) unless the contractor employee maintains a residence at the permanent duty station.

(3) The Corporation will not reimburse costs associated with salary premiums, per diem, lodging, or other subsidies for contractor employees on domestic extended personnel assignments after 3 years (except for the reimbursements described above during the last 30 days of the assignment).

(4) If an assignment has breaks within a three year period, the calculation of the total length of the assignment will be as follows: If the break between assignments is less than 12 months, the Corporation will consider the assignment continuous for purposes of the three year clock. For instance, if a contractor employee completes a 2 year assignment at location A and returns to his/her permanent duty station for 12 months, a subsequent new 2 year assignment back to location A will restart the 3 year clock. The assignments will be considered two separate 2 year assignments. On the other hand, if in the previous example the employee's return to his/her permanent duty station was 6 months, the Corporation would consider the second assignment to be a continuation of the first for purposes of the 3 year rule.

(5) The Corporation will not reimburse costs associated with salary premiums that exceed 10%.

(6) The Contractor shall include the substance of this clause in all subcontracts in which travel will be reimbursed at cost.

72. INCORPORATION BY REFERENCE

(a) The following clauses are hereby incorporated by reference into this Contract. The terms "Contracting Officer" and "Government" are changed to read "Buyer" and "Corporation" in FAR and DEAR clauses where appropriate. The FAR and DEAR may be obtained from the Superintendent of Documents, U.S. Government Printing Office, Washington, D.C., or from Government web sites https://www.acquisition.gov/far/ for FAR and http://energy.gov/management/office-management/operational-management/procurement-and-acquisition/guidance-procurement for DEAR clauses as appropriate.

FAR 52.203-13	Contractor Code of Business Ethics and Conduct (Nov 2021) *(applicable if the Contract Price exceeds $6,000,000 and the performance period is 120 days or more.)*
FAR 52.203-14	Display of Hotline Poster(s) (Nov 2021) *(applicable if the Contract Price exceeds $6,000,000.)*
FAR 52.203-15	Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009 (Jun 2010)
FAR 52.204-2	Security Requirements (Mar 2021)
FAR 52.203-19	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017)
FAR 52.204-9	Personal Identity Verification of Contactor Personnel (Jan 2011)
FAR 52.204-21	Basic Safeguarding of covered Contractor Information Systems (Nov 2021)
FAR 52.204-23	Prohibition on Contracting for hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other covered Entities (Nov 2021)
FAR 204-25	Prohibition On Contracting for Certain Telecommunications and Video Surveillance Services or Equipment (Nov 2021) (except Paragraph (b)(2))
FAR 52.208-8	Required Sources for Helium and Helium Usage Data (Aug 2018)
FAR 52.209-6	Protecting the Governments Interest When subcontracting with Contractors debarred, Suspended, or Proposed for Debarment (Nov 2021)
FAR 52.222-4	Contract Work Hours and Safety Standards – Overtime compensation (May 2018)
FAR 52.222-6	Construction Wage Rate Requirements (Aug 2018)

FAR 52.222-7	Withholding of Funds (May 2014)
FAR 52.222-8	Payrolls and Basic Records (Jul 2021)
FAR 52.222-9	Apprentices and Trainees (Jul 2005)
FAR 52.222-10	Compliance with Copeland Act Requirements (Feb 1988)
FAR 52.222-11	Subcontracts (Labor Standards) (May 2014)
FAR 52.222-12	Contract Termination – Debarment (May 2014)
FAR 52.222-13	Compliance with Construction Wage Rate Requirements and Related Regulations (May 2014)
FAR 52.222-14	Disputes Concerning Labor Standards (Feb 1988)
FAR 52.222-15	Certification of Eligibility (May 2014)
FAR 52.222-16	Approval of Wage Rates (May 2014)
FAR 52.222-21	Prohibition of Segregated Facilities (Apr 2015)
FAR 52.222-26	Equal Opportunity (Sep 2016)
FAR 52.222-36	Affirmative Action for Workers with Disabilities (Jun 2020) (applicable if the Contract Price exceeds $15,000)
FAR 52.222-40	Notification of Employee Rights Under the National labor Relations Act (Dec 2010) *(Applicable if the Contract Price exceeds $10,000)*
FAR 52.222-54	Employment Eligibility Verification (Nov 2021) (Applicable if Contract value exceeds $3,500.)
FAR 52.223-15	Energy Efficiency in Energy-Consuming Products (May 2020)
FAR 52.223-18	Encouraging Contractor Policies to Ban Text Messaging While Driving (Jun 2020) *(applicable if the Contract Price exceeds $2,000)*
FAR 52.224-2	Privacy Act (Apr 1984) *(applicable to the design, redesign, development, or operation of a system of records on individuals)*
FAR 52.225-1	Buy American Act – Supplies (Nov 2021)
FAR 52.225-9	Buy American – Construction Materials (Nov 2021)
FAR 52.225-11	Buy American – Construction materials Under Trade Agreements (Nov 2021)
FAR 52.225-13	Restrictions on Certain Foreign Purchases (Feb 2021)
FAR 52.227-9	Refund of Royalties (Apr 1984) *(applicable when amount of royalties reported during Contract negotiation exceeds $250)*
FAR 52.227-10	Filing of Patent Applications – Classified Subject matter (Dec 2007)
FAR 52.227-16	Additional Data Requirements (Jun 1987) *(applicable if this Contract involves experimental, developmental, research or demonstration work.)*
FAR 52.228-5	Insurance – Work on a Government Installation (Jan 1997) (Applicable for Work performed at a Government Installation.)
FAR 52.232-40	Providing Accelerated Payments to Small Business Subcontractors (Nov 2021) *(Applicable to small business concerns.)*
FAR 52.244-6	Subcontracts for Commercial Products and Commercial Services (Nov 2021)
FAR 52.245-1	Government Property (Sep 2021) *(Applicable if under this Contract, Contractor is provided Government Property or provides as part of the Work under this Contract property which will become Government Property.)*
FAR 52.245-9	Use and Charges (Apr 2012) *(Applicable if FAR 52.245-1 is applicable to the Contract.)*
DEAR 952.203-70	Whistleblower Protection for Contractor Employees (Dec 2000)
DEAR 952.204-2	Security Requirements (Aug 2016)
DEAR 952.204-70	Classification/Declassification (Sep 1997)
DEAR 952.204-77	Computer Security (Aug 2006)
DEAR 952.208-70	Printing (Apr 1984)
DEAR 952.223-78	Sustainable Acquisition Program (Oct 2010)
DEAR 952.227-11	Patent Rights - Retention by the Contractor (Short Form) (Mar 1995) *(Applicable to contracts for experimental, developmental or research work.)*
DEAR 952.227-13	Patent Rights – Acquisition by the Government (Sept 1997) *(Applicable to contracts for experimental, developmental, demonstration or research work.)*
DEAR 952.250-70	Nuclear Hazards Indemnity Agreement (Aug 2016) (Not applicable if Contractor is subject to Nuclear Regulatory Commission financial protection requirements under section 170 c. or k. of the Atomic Energy Act of 1954, as amended.)
DEAR 970.5227-1	Rights in Data – Facilities (Dec 2000)

(b) The following provisions are hereby incorporated by reference into this Contract if the Contract Price equals or exceeds $150,000.

FAR 52.203-7	Anti-Kickback Procedures (Jun 2020) (except Paragraph (c)(1)
FAR 52.203-12	Limitation on Payments to Influence Certain Federal Transactions (Jun 2020)
FAR 52.222-35	Equal Opportunity Veterans (Jun 2020)
FAR 52.222-37	Employment Reports on Veterans (Jun 2020)

By accepting this Contract, Contractor represents that, if it is subject to the reporting requirements of 38 U.S.C. 4212(d) (i.e., if it has any contract containing Federal Acquisition Regulation clause 52.222-37, Employment Reports on Veterans), it has filed the most recent VETS-4212 Report required by that clause.

(c) The following clauses are hereby incorporated by reference into this Contract if the Contract Price exceeds $250,000.

FAR 52.203-6	Restrictions on Subcontractor Sales to the Government (Jun 2020)
FAR 52.203-17	Contractor Employee Whistleblower Rights and Requirement to Inform Employees of Whistleblower Rights (Jun 2020)
FAR 52.215-2	Audit and Records – Negotiation (Jun 2020)
FAR 52.215-14	Integrity of Unit Prices (Nov 2021) (excluding paragraph (b))
FAR 52.215-23	Limitations on Pass-Through Charges (Jun 2020) (Applicable to cost reimbursement type contracts.)
FAR 52.227-1	Authorization and Consent (Jun 2020)
FAR 52.227-2	Notice and Assistance Regarding Patent and copyright Infringement (Jun 2020)

(d) The following clause is hereby incorporated by reference into this Contract if the Contract Price exceeds $500,000.

DEAR 952.226-74	Displaced employee Hiring Preference (Jun 1997)

(e) The following clause is hereby incorporated by reference into this Contract if the Contract Price exceeds $550,000.

FAR 52.222-50	Combating Trafficking in Persons (Nov 2021)

(f) The following clauses are hereby incorporated by reference into this Contract if the Contract Price exceeds $2 million.

FAR 52.215-12	Subcontractor Certified Cost or Pricing Data (Jun 2020)
FAR 52.215-13	Subcontractor Certified Cost or Pricing Data (Jun 2020)
FAR 52.215-15	Pension Adjustments and Asset Reversions (Oct 2010) (Applicable if certified cost or pricing data was provided.)
FAR 52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other Than Pensions (Jul 2005) (Applicable if certified cost or pricing data was provided.)
FAR 52.215-19	Notification of Ownership Changes (Oct 1997) (Applicable if certified cost or pricing data was provided.)

73. WAGE DETERMINATION.

Wage Determination TN190076 dated 01/14/2019, TN76 applies to construction work performed at the Corporation's Facility in Anderson County TN. Wage Determination OH190051 dated 05/03/2019, OH51 applies to construction work performed at the Corporation's Facility in Pike County Ohio. If neither of these Wage Determinations is applicable due to Contractor performing the Work in a location not covered by either of the Wage Determinations, the Buyer shall provide the applicable Wage Determination upon Contractor advising him/her of the location of the Work.

74. DOE DIRECTIVES

(a) In performing work under this Contract, the Contractor shall comply with the requirements of those Department of Energy (DOE) directives identified in this Contract.

Directive	Title
DOE O 206.2	Identify, Credential, and Access Management
DOE O 470.4B	Safeguards and Security Program
DOE O 471.7	Controlled Unclassified Information
DOE O 475.1	Counterintelligence Program
DOE O 475.2B	Identifying Classified Information

(b) Because of directives by the DOE, the Corporation may, at any time, unilaterally amend this clause, or other clauses which incorporate DOE directives, in order to add, modify or delete specific requirements. Prior to revising the listing of directives, the Corporation may notify the Contractor in writing of the Department's intent to revise the list, and the Contractor shall be provided with the opportunity to assess the effect of the Contractor's compliance with the revised list on contract cost and funding, technical performance, and schedule, and identify any potential inconsistencies between the revised list and the other terms and conditions of the contract. Within 30 days after receipt of the notice, the Contractor shall advise the Corporation in writing of the potential impact of the Contractor's compliance with the revised list. Based on the information provided by the Contractor and any other information available, the Contracting Officer shall decide whether to revise the listing of directives and so advise the Contractor not later than 30 days prior to the effective date of the revision. Based on DOE direction, the Corporation may direct the Contractor to immediately begin compliance with the requirements of any directive.

(c) The Contractor and the Corporation shall identify and, if appropriate, agree to any changes to other contract terms and conditions, including cost and schedule, associated with the revision pursuant to the clause of this contract at FAR - 52.243-2A*1 Changes - Cost-Reimbursement. (AUG 1987) - Alternate I (APR 1984).

(d) Regardless of the performer of the work, the Contractor is responsible for compliance with the requirements of this clause. The Contractor shall include this clause in all subcontracts to the extent necessary to ensure the Contractor's compliance with these requirements.

75. ALL PRIOR CREDIT OBLIGATIONS OF CORPORATION SUPERSEDED AND TERMINATED

Any terms and/or conditions agreed or accepted by the Corporation, in a credit application or other document submitted to the Contractor prior to the execution of this Contract are hereby superseded and terminated by this Contract, even if such terms and conditions were included in a document signed by the Corporation or its representative(s). Without limitation, any agreement to pay costs incurred by Contractor in the collection of debts of the Corporation, or otherwise to indemnify, hold harmless or defend the Contractor for such costs (collectively, the "Credit Obligations") that may have been assumed by the Corporation prior to the execution of this Contract are hereby disclaimed by the Corporation, and the Contractor hereby agrees that there the Corporation does not have such Credit Obligations. Contractor's agreement to all of the foregoing shall be part of the consideration for the Corporation's execution of this Contract.

76. SERVICE CONTRACT REPORTING REQUIREMENTS

(Applicable to all cost-reimbursement, time-and-materials and labor hour type contracts where the Contract Price is above the simplified acquisition threshold and all fixed price contracts where the Contract Price is $500,000 or more.)

(a) Contractor shall report for services performed during the preceding Government Fiscal Year (Oct 1 – September 30) by October 15th of the current Government Fiscal Year the following information for each Contract with the Corporation:

(i) Contract number (including Contractor name, Unique Entity Identifier, DUNS number, etc..); and

(ii) The number of direct-labor hours expended on the services performed during the previous Government Fiscal Year.

(b) The information provided under this Paragraph will be made available to the public as required by section 743 of Division C of the Consolidated Appropriations Act, 2010.

77. DATA SECURITY.

(a) Where the Contractor will have electronic access to Corporation's information systems or data, the Contractor agrees to utilize administrative, physical, and technical safeguards that are consistent with industry standards and compliant with NIST SP 800-171 or ISO 27001 to protect Corporation data from unauthorized access, disclosure, acquisition, destruction, or use. The Contractor shall maintain an up-to-date Cybersecurity software and firewall for the duration of the time that Contractor possesses Corporation data. Further, Corporation shall have the right to conduct reasonable audits of the Contractor's information technology and information security systems, processes and controls as to confirm compliance with Contractor's obligations under this clause, and Contractor shall provide reasonable support for any such audit.

(b) In the event of unauthorized access, disclosure, release, or use of Corporation data (any such occurrences constituting an "Incident"), or the Contractor has reasonable belief of the occurrence of an Incident, the Contractor must provide notification

to the Corporation of the Incident as soon as possible but no later than the next business day.

(c) Notifications must be sent by email to the Corporation's representative and the Corporation's Cybersecurity Manager at: cybersecurity@centrusenergy.com. Contracts containing Personally Identifiable information (PII) must comply with the reporting requirements detailed in UCNI/OUO Information Protection Requirements.

(d) Notifications must include as much information as is available at the time of the Incident. If known, Contractor shall provide the following information regarding the Incident:

(i) A general description (including, but not limited to, relevant details such as products, versions, and configuration settings, ransomware, data exfiltration, PII),

(ii) Name and contact information of the Contractor,

(iii) List of the information that was or may have been affected,

(iv) The date or estimated date of occurrence,

(v) How the incident was discovered, and

(vi) The instigator.

(e) Immediately following an Incident, the Contractor must investigate whether or not the Incident impacts the data integrity of their systems(s) and take the necessary steps as directed by Corporation to stop future unauthorized releases of Corporation data.

ADDITIONAL PROVISIONS TO TERMS AND CONDITIONS ACO-361 AND ACO-307

FOR SUBCONTRACTS ISSUED UNDER

AMERICAN CENTRIFUGE OPERATING, LLC'S PRIME CONTRACT 89243225DNE000022/89243226FNE40

WITH THE U.S. DEPARTMENT OF ENERGY

1. CLAUSES INCORPORATED BY REFERENCE

INCORPORATION BY REFERENCE.

(a) The Contractor shall include the listed clauses in its subcontracts at any tier to the extent applicable.

(b) The following clauses are hereby incorporated by reference into this Contract. The terms "Contracting Officer" and "Government" are changed to read "Buyer" and "Corporation" in FAR and DEAR clauses where appropriate. The FAR and DEAR may be obtained from the Superintendent of Documents, U.S.

(c) https://www.acquisition.gov/far/ for FAR and http://energy.gov/management/office-management/operational-management/procurement-and-acquisition/guidance-procurement for DEAR clauses as appropriate.

FAR 52.203-13 CONTRACTOR CODE OF BUSINESS ETHICS AND CONDUCT (NOV 2021) (*applicable if the Contract Price exceeds $6,000,000 and the performance period is 120 days or more.)*
FAR 52.203-14 DISPLAY OF HOTLINE POSTER(S) (NOV 2021) (*applicable if the Contract Price exceeds $6,000,000. Any required DOE IG Hotline Posters may be obtained as follows: https://www.energy.gov/sites/prod/files/igprod/documents/Hotline_poster.pdf)*
FAR 52.204-21 BASIC SAFEGUARDING OF COVERED CONTRACTOR INFORMATION SYSTEMS (NOV 2021)
FAR 52.204-25 PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (NOV 2021)
FAR 52.204-27 PROHIBITION ON A BYTEDANCE COVERED APPLICATION (JUN 2023)
FAR 52.209-6 PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (NOV 2021)
FAR 52.219-8 UTILIZATION OF SMALL BUSINESS CONCERNS (FEB 2024)
FAR 52.222-4 CONTRACT WORK HOURS AND SAFETY STANDARDS - OVERTIME COMPENSATION (MAY 2018)
FAR 52.222-21 PROHIBITION OF SEGREGATED FACILITIES (APR 2015)
FAR 52.222-26 EQUAL OPPORTUNITY (SEP 2016)
FAR 52.222-36 EQUAL OPPORTUNITY FOR WORKERS WITH DISABILITIES (JUN 2020)
FAR 52.222-40 NOTIFICATION OF EMPLOYEE RIGHTS UNDER THE NATIONAL LABOR RELATIONS ACT (DEC 2010) (*Applicable if the Contract Price exceeds $10,000)*
FAR 52.222-41 SERVICE CONTRACT LABOR STANDARDS (AUG 2018) *(Applicable if the Contract Price exceeds $2,500, unless exempted per FAR 22.1003-3 or 22.1003-4)*

FAR 52.222-42 STATEMENT OF EQUIVALENT RATES FOR FEDERAL HIRES (MAY 2014) (*applicable if the Contract Price exceeds $2,500 and the Service Contract Labor Standards statute is applicable.*)
FAR 52.222-43 FAIR LABOR STANDARDS ACT AND SERVICE CONTRACT LABOR STANDARDS-PRICE ADJUSTMENT (MULTIPLE YEAR AND OPTION CONTRACTS) (AUG 2018)
FAR 52.222-54 EMPLOYMENT ELIGIBILITY VERIFICATION (MAY 2022) *(applicable if Contract value exceeds $3,500.)*
FAR 52.222-55 MINIMUM WAGES FOR CONTRACT WORKERS UNDER EXECUTIVE ORDER 14026 (JAN 2022) *(applicable if the Contract Price exceeds $2,500 and the Service Contract labor Standards statute is applicable.*)
FAR 52.222-62 PAID SICK LEAVE UNDER EXECUTIVE ORDER 13706 (JAN 2022) (*applicable if the Contract Price exceeds $2,500 and the Service Contract Labor Standards statute is applicable.*)
FAR 52.223-7 NOTICE OF RADIOACTIVE MATERIALS (JAN 1997) (*applicable if the conditions set forth in paragraph (a) of the clause are applicable.*)
FAR 52.224-2 PRIVACY ACT (APR 1984) *(applicable to the design, redesign, development, or operation of a system of records on individuals)*
FAR 52.225-1 BUY AMERICAN - SUPPLIES (OCT 2022)
FAR 52.225-13 RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (FEB 2021)
FAR 52.226-8 ENCOURAGING CONTRACTOR POLICIES TO BAN TEXT MESSAGING WHILE DRIVING (MAY 2024) (*applicable if the Contract Price exceeds $2,500 when the Service Contract Labor Standards statute is applicable, otherwise $10,000)*
FAR 52.227-2 NOTICE OF ASSOSTENCE REGUARDING PATENT AND COPYRIGHT
FAR 52.230-2 COST ACCOUNTING STANDARDS (JUN 2020)
FAR 52.230-6 ADMINISTRATION OF COST ACCOUNTING STANDARDS (JUN 2010)
FAR 52.232-40 PROVIDING ACCELERATED PAYMENTS TO SMALL BUSINESS SUBCONTRACTORS (MAR 2023) (*Applicable to small business concerns.*)
FAR 52.244-6 SUBCONTRACTS FOR COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES (FEB 2024)
FAR 52.245-1 GOVERNMENT PROPERTY (SEP 2021) *(Applicable if under this Contract, Contractor is provided Government Property or provides as part of the Work under this Contract property which will become Government Property.)*
FAR 52.245-9 USE AND CHARGES (APR 2012) *Applicable if FAR 52.245-1 is applicable to the Contract.)*
FAR 52.246-11 HIGHER-LEVEL CONTRACT QUALITY REQUIREMENT (DEC 2014) *(higher level quality standard: NRC-approved Quality Assurance Program as established in individual Task Orders)*
FAR 52.246-26 REPORTING NONCONFORMING ITEMS (AUG 2024)
FAR 52.248-1 VALUE ENGINEERING (JUN 2020)
DEAR 952.203-70 WHISTLEBLOWER PROTECTION FOR CONTRACTOR EMPLOYEES (DEC 2000)
DEAR 952.208-70 PRINTING (APR 1984)
The following provisions are hereby incorporated by reference into this Contract if the Contract Price equals or exceeds $150,000. FAR 52.203-7 ANTI-KICKBACK PROCEDURES (JUN 2020) FAR 52.203-12 LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (JUN 2020) FAR 52.222-35 EQUAL OPPORTUNITY FOR VETERANS (JUN 2020) FAR 52.222-37 EMPLOYMENT REPORTS ON VETERANS (JUN 2020)

By accepting this Contract, Contractor represents that, if it is subject to the reporting requirements of 38 U.S.C. 4212(d) (i.e., if it has any contract containing Federal Acquisition Regulation clause 52.222-37, Employment Reports on Veterans), it has filed the most recent VETS-4212 Report required by that clause.

The following provisions are hereby incorporated by reference into this Contract if the Contract Price equals or exceeds $250,000.
FAR 52.203-6 RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (JUN 2020)
FAR 52.203-17 CONTRACTOR EMPLOYEE WHISTLEBLOWER RIGHTS AND REQUIREMENT TO INFORM EMPLOYEES OF WHISTLEBLOWER RIGHTS (JUN 2020)
FAR 52.215-2 AUDIT AND RECORDS - NEGOTIATION (JUN 2020)
FAR 52.215-14 INTEGRITY OF UNIT PRICES (NOV 2021)
FAR 52.215-23 LIMITATIONS ON PASS-THROUGH CHARGES (JUN 2020)
FAR 52.227-1 AUTHORIZATION AND CONSENT (JUN 2020)

The following clause is hereby incorporated by reference into this Contract if the Contract Price exceeds $500,000.
DEAR 952.226-74 DISPLACED EMPLOYEE HIRING PREFERENCE (JUNE 1997)

The following clause is hereby incorporated by reference into this Contract if the Contract Price exceeds $550,000.
FAR 52.222-50 COMBATING TRAFFICKING IN PERSONS (NOV 2021)

The following clauses are hereby incorporated by reference into this Contract if the Contract Price exceeds $2 million.
FAR 52.215-13 SUBCONTRACTOR CERTIFIED COST OR PRICING DATA - MODIFICATIONS (JUN 2020)
FAR 52.215-19 NOTIFICATION OF OWNERSHIP CHANGES (OCT 1997) (Applicable if certified cost or pricing data was provided.)

The following provisions are hereby incorporated by reference:
FAR 52.246-4 INSPECTION OF SERVICES--FIXED PRICE. (AUG 1996)

The following provisions are hereby incorporated by reference:
DEAR 952.204-73 FACILITY CLEARANCE

2. WAGE DETERMINATION

If the Service Contract Act is applicable to this Contract (see above), ~~and~~ Wage Determinations 2015-4643 (rev. 26) dated 7/22/2024 and 2015-4771 (rev 27) dated 7/22/2024, as applicable, are provided as Attachment A in this Contract. Wage rates change frequently, therefore, refer to www.sam.gov for the most recent wage rates. If the Wage Determination provided is not applicable due to Contractor performing the Work in a location not covered by the Wage Determination, the Buyer shall provide the applicable Wage Determination upon Contractor advising him/her of the location of the Work.

3. CHANGES TO THE AMOUNT OF SUBCONTRACTOR EFFORT AFTER AWARD

Any subcontractor changes to the amount of lower-tier subcontractor effort after award such that it exceeds 70% of the total cost of the work to be performed under its subcontract. The subcontractor shall provide notification identifying the revised cost of the subcontract effort and shall include verification that the subcontractor will provide added value as related to the work to be performed by the lower-tier subcontractor(s).

"General Decision Number: OH20260051 01/02/2026

Superseded General Decision Number: OH20250051

State: Ohio

Construction Type: Building

County: Pike County in Ohio.

BUILDING CONSTRUCTION PROJECTS (does not include single family homes or apartments up to and including 4 stories).

Modification Number	Publication Date
0	01/02/2026

ASBE0080-001 02/24/2025

	Rates	Fringes
ASBESTOS WORKER/HEAT & FROST INSULATOR	$ 38.05	30.87

BROH0039-001 06/01/2022

	Rates	Fringes
BRICKLAYER	$ 34.00	17.36

BROH0055-007 06/01/2023

	Rates	Fringes
TILE FINISHER	$ 28.31	10.45
TILE SETTER	$ 29.92	16.77

ELEC0575-004 05/29/2023

	Rates	Fringes
ELECTRICIAN (Excludes Low Voltage Wiring and Installation of Alarms)	$ 37.00	22.26

ELEC0972-008 06/01/2024

	Rates	Fringes
ELECTRICIAN (Low Voltage Wiring and Alarm Installation Only)	$ 40.00	33.32

ELEV0011-002 01/01/2025

	Rates	Fringes
ELEVATOR MECHANIC	$ 57.41	38.435+a+b

PAID HOLIDAYS:

a. New Year's Day, Memorial Day, Independence Day, Labor Day, Vetern's Day, Thanksgiving Day, the Friday after Thanksgiving, and Christmas Day.

b. Employer contributes 8% of regular hourly rate to vacation pay credit for employee who has worked in business more than 5 years; 6% for less than 5 years' service.

ENGI0018-022 05/01/2024

	Rates	Fringes
POWER EQUIPMENT OPERATOR		
Bobcat/Skid Steer/Skid Loader; Bulldozer	$ 44.02	16.41
Crane	$ 44.14	16.41
Forklift	$ 42.98	16.41

IRON0550-012 05/01/2025

	Rates	Fringes
IRONWORKER, ORNAMENTAL	$ 36.00	23.57

IRON0769-001 06/01/2025

	Rates	Fringes
IRONWORKER, STRUCTURAL	$ 39.70	29.59

LABO0083-003 06/01/2024

	Rates	Fringes
LABORER		
Common or General; Mason Tender - Brick & Cement/Concrete	$ 40.97	14.10

PAIN0093-003 12/01/2024

	Rates	Fringes
PAINTER (Brush and Roller)	$ 30.28	24.46

PAIN1195-001 12/01/2024

	Rates	Fringes
GLAZIER	$ 32.89	14.33

PLAS0132-011 06/01/2025

	Rates	Fringes
CEMENT MASON/CONCRETE FINISHER	$ 35.12	17.40

PLUM0577-001 06/01/2025

	Rates	Fringes
PIPEFITTER (Excludes HVAC Pipe Installation)	$ 38.89	28.56

PLUM0577-003 06/01/2025

	Rates	Fringes

```
PLUMBER (Includes HVAC Pipe
Installation)...................$ 38.89          28.56
----------------------------------------------------------------
 SFOH0669-009 04/01/2025

                                  Rates          Fringes

SPRINKLER FITTER (Fire
Sprinklers).....................$ 48.28          28.08
----------------------------------------------------------------
 SHEE0024-010 06/01/2022

                                  Rates          Fringes

SHEET METAL WORKER (HVAC Duct
and Unit Installation Only)......$ 33.53          26.36
----------------------------------------------------------------
 SHEE0033-008 06/01/2022

                                  Rates          Fringes

SHEET METAL WORKER (Excludes
HVAC Duct and Unit
Installation)...................$ 31.73          27.44
----------------------------------------------------------------
* UAVG-OH-0001 01/01/2019

                                  Rates          Fringes

IRONWORKER, REINFORCING..........$ 29.44          22.68
----------------------------------------------------------------
* UAVG-OH-0002 01/01/2019

                                  Rates          Fringes

ROOFER...........................$ 30.19          15.73
----------------------------------------------------------------
  SUOH2012-053 08/29/2014

                                  Rates          Fringes

CARPENTER........................$ 25.80          12.54

DRYWALL FINISHER/TAPER...........$ 20.66           4.91

DRYWALL HANGER AND METAL STUD
INSTALLER........................$ 22.27          14.40

LABORER:  Pipelayer..............$ 18.37           4.79

OPERATOR:
Backhoe/Excavator/Trackhoe.......$ 29.18          10.69

OPERATOR:  Loader................$ 22.69           8.01

OPERATOR:  Paver  (Asphalt,
Aggregate, and Concrete).........$ 23.91          10.42

TRUCK DRIVER: Dump (All Types)...$ 19.33           6.55
----------------------------------------------------------------

WELDERS - Receive rate prescribed for craft performing
operation to which welding is incidental.
```

==

Note: Executive Order (EO) 13706, Establishing Paid Sick Leave for Federal Contractors applies to all contracts subject to the Davis-Bacon Act for which the contract is awarded (and any solicitation was issued) on or after January 1, 2017. If this contract is covered by the EO, the contractor must provide employees with 1 hour of paid sick leave for every 30 hours they work, up to 56 hours of paid sick leave each year. Employees must be permitted to use paid sick leave for their own illness, injury or other health-related needs, including preventive care; to assist a family member (or person who is like family to the employee) who is ill, injured, or has other health-related needs, including preventive care; or for reasons resulting from, or to assist a family member (or person who is like family to the employee) who is a victim of, domestic violence, sexual assault, or stalking. Additional information on contractor requirements and worker protections under the EO is available at https://www.dol.gov/agencies/whd/government-contracts.

Note: Executive Order 13658 generally applies to contracts subject to the Davis-Bacon Act that were awarded on or between January 1, 2015 and January 29, 2022, and that have not been renewed or extended on or after January 30, 2022. Executive Order 13658 does not apply to contracts subject only to the Davis-Bacon Related Acts regardless of when they were awarded. If a contract is subject to Executive Order 13658, the contractor must pay all covered workers at least $13.30 per hour (or the applicable wage rate listed on this wage determination, if it is higher) for all hours spent performing on the contract in 2025. The applicable Executive Order minimum wage rate will be adjusted annually. Additional information on contractor requirements and worker protections under Executive Order 13658 is available at www.dol.gov/whd/govcontracts.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29CFR 5.5 (a) (1) (iii)).

The body of each wage determination lists the classifications and wage rates that have been found to be prevailing for the type(s) of construction and geographic area covered by the wage determination. The classifications are listed in alphabetical order under rate identifiers indicating whether the particular rate is a union rate (current union negotiated rate), a survey rate, a weighted union average rate, a state adopted rate, or a supplemental classification rate.

Union Rate Identifiers

A four-letter identifier beginning with characters other than ""SU"", ""UAVG"", ?SA?, or ?SC? denotes that a union rate was prevailing for that classification in the survey. Example: PLUM0198-005 07/01/2024. PLUM is an identifier of the union whose collectively bargained rate prevailed in the survey for this classification, which in this example would be Plumbers. 0198 indicates the local union number or district council number where applicable, i.e., Plumbers Local 0198. The next number, 005 in the example, is an internal number used in

processing the wage determination. The date, 07/01/2024 in the example, is the effective date of the most current negotiated rate.

Union prevailing wage rates are updated to reflect all changes over time that are reported to WHD in the rates in the collective bargaining agreement (CBA) governing the classification.

Union Average Rate Identifiers

The UAVG identifier indicates that no single rate prevailed for those classifications, but that 100% of the data reported for the classifications reflected union rates. EXAMPLE: UAVG-OH-0010 01/01/2024. UAVG indicates that the rate is a weighted union average rate. OH indicates the State of Ohio. The next number, 0010 in the example, is an internal number used in producing the wage determination. The date, 01/01/2024 in the example, indicates the date the wage determination was updated to reflect the most current union average rate.

A UAVG rate will be updated once a year, usually in January, to reflect a weighted average of the current rates in the collective bargaining agreements on which the rate is based.

Survey Rate Identifiers

The ""SU"" identifier indicates that either a single non-union rate prevailed (as defined in 29 CFR 1.2) for this classification in the survey or that the rate was derived by computing a weighted average rate based on all the rates reported in the survey for that classification. As a weighted average rate includes all rates reported in the survey, it may include both union and non-union rates. Example: SUFL2022-007 6/27/2024. SU indicates the rate is a single non-union prevailing rate or a weighted average of survey data for that classification. FL indicates the State of Florida. 2022 is the year of the survey on which these classifications and rates are based. The next number, 007 in the example, is an internal number used in producing the wage determination. The date, 6/27/2024 in the example, indicates the survey completion date for the classifications and rates under that identifier.

?SU? wage rates typically remain in effect until a new survey is conducted. However, the Wage and Hour Division (WHD) has the discretion to update such rates under 29 CFR 1.6(c)(1).

State Adopted Rate Identifiers

The ""SA"" identifier indicates that the classifications and prevailing wage rates set by a state (or local) government were adopted under 29 C.F.R 1.3(g)-(h). Example: SAME2023-007 01/03/2024. SA reflects that the rates are state adopted. ME refers to the State of Maine. 2023 is the year during which the state completed the survey on which the listed classifications and rates are based. The next number, 007 in the example, is an internal number used in producing the wage determination. The date, 01/03/2024 in the example, reflects the date on which the classifications and rates under the ?SA? identifier took effect under state law in the state from which the rates were adopted.

WAGE DETERMINATION APPEALS PROCESS

1) Has there been an initial decision in the matter? This can be:

a) a survey underlying a wage determination
b) an existing published wage determination
c) an initial WHD letter setting forth a position on a wage determination matter
d) an initial conformance (additional classification and rate) determination

On survey related matters, initial contact, including requests for summaries of surveys, should be directed to the WHD Branch of Wage Surveys. Requests can be submitted via email to davisbaconinfo@dol.gov or by mail to:

Branch of Wage Surveys
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

Regarding any other wage determination matter such as conformance decisions, requests for initial decisions should be directed to the WHD Branch of Construction Wage Determinations. Requests can be submitted via email to BCWD-Office@dol.gov or by mail to:

Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

2) If an initial decision has been issued, then any interested party (those affected by the action) that disagrees with the decision can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Requests for review and reconsideration can be submitted via email to dba.reconsideration@dol.gov or by mail to:

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

The request should be accompanied by a full statement of the interested party's position and any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.

3) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:

Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210.

==

END OF GENERAL DECISION

"

AMERICAN CENTRIFUGE OPERATING, LLC
A Centrus Energy Corp. Subsidiary

Section E
Alterations in Contract/Special Terms and Conditions
Contract Number 500141

I. ELECTRONIC SIGNATURES

The Contractor and Corporation agree that their respective electronic signatures, whether digital or encrypted, included in this Contract are intended to authenticate this writing and to have the same force and effect as manual signatures to the extent permitted by applicable U.S. state and Federal law.

II. MANUAL SIGNATURES

A photocopy of a Contract manually signed by authorized individuals (i.e. photocopying a Contract signed with manual signatures or converting a Contract with manual signatures to a .pdf) shall be treated as being equivalent to the original of the manually signed Contract.

III. EMPLOYEE PROTECTION

(a) Section 211 of the Energy Reorganization Act of 1974, as amended (the "ERA"), and 10 CFR Section 70.7 of the NRC regulations (applicable to item/services provided in support of Corporation's centrifuge lead cascade or production facility) or 10 CFR Part 708 of the DOE regulations (applicable to item/services provided in support of Corporation's centrifuge demonstration project), implementing Section 211, as applicable, applies to the performance of Work under this Contract. Contractor acknowledges its obligation to comply with the requirements of Section 211 of the Energy Reorganization Act of 1974, as amended (the "ERA"), and 10 CFR Section 70.7 of the NRC regulations or 10 CFR Part 708 of the DOE regulations implementing Section 211.

(b) In the event that an employee of Contractor, or an employee of any subcontractor, files a complaint with the United States Department of Labor (the "DOL") alleging that Contractor, or any of its subcontractors, violated the requirements of Section 211 with respect to such employee while he or she was performing Services in connection with this Contract, Contractor shall promptly notify the Buyer of the filing of such complaint, and shall keep the Buyer apprised of the status of the complaint itself and all material developments in any DOL or judicial proceedings related to the complaint.

(c) In the event that Contractor becomes aware of an allegation of retaliation or safety raised to the NRC or DOE, Contractor shall promptly notify the Buyer of the filing of such allegation, and shall keep the Buyer apprised of the status of the allegation itself and all material developments in any NRC, DOE or judicial proceedings related to the allegation.

(d) Contractor further agrees to indemnify and hold Corporation harmless against any and all costs, losses, claims, damages, liabilities, civil penalties and expenses, including reasonable attorneys' fees, imposed upon or incurred by Corporation in connection with (A) any DOL proceeding brought against Corporation by an employee or former employee of Contractor, or any subcontractor of Contractor, based upon Contractor's or its subcontractor's actual or alleged violation of Section 211 with respect to such employee or former employee, (B) any investigation or enforcement action by the NRC or DOE based upon such an actual or alleged violation of Section 211 or 10 CFR Section 70.7 or 10 CFR Part 708; and (C) any civil action brought against Corporation based upon Contractor's, or its Subcontractor's, actual or alleged

violation of Section 211. Such costs, losses, claims, damages, liabilities, civil penalties and expenses, including reasonable attorney's fees, shall not be recoverable from Corporation under any other provisions of this Contract.

(e} Contractor employees working on a Corporation Facility may be required to attend training on Corporation's Employee Concerns Program (ECP}. Contractor employees are authorized access to, and use of, Corporation's ECP. Contractor shall afford employees access to the Corporation's ECP at all reasonable times. Any Contractor employee working on a Corporation Facility under this Contract whose employment is terminated prior to the completion of this Contract shall be required to meet with Corporation's ECP Manager, or his representative, prior to departure from the Corporation Facility so that the employee may raise any concerns.

(f} Contractor further agrees to pass the requirements imposed by this Paragraph through to its subcontractors who will be performing work on plantsite by including a provision similarto this paragraph in all Subcontracts for the performance of Services in connection with this Contract; provided that this requirement may be waived in writing by the Contractor for specific subcontractors upon the submission of written notice to the Buyer advising him/her of such waiver and the basis therefor.

(g} Contractor shall notify the Buyer if any Contractor employee is subject to an NRC or DOE Order or enforcement action. Corporation reserves the right to determine that the employee may not be used in the performance of this Contract.

IV. UNCLASSIFIED CONTROLLED NUCLEAR INFORMATION

Performance of the Work specified in this Contract may require Contractor access to Unclassified Controlled Nuclear Information (UCNI) as defined in Section 148 of the Atomic Energy Act of 1954, as amended. Only authorized individuals can have access to UCNI. An authorized individual is someone working for or with the United States government, the Corporation, or its contractors requiring access to specific UCNI in the performance of official duties. The information shall be controlled and handled according to the instructions set forth below:

A. Handle UCNI material in such a way it will not be available to anyone to whom you are not deliberately transmitting it. An authorized individual shall maintain control over all UCNI to prevent unauthorized access. Physical control shall be maintained over documents in use to prevent unauthorized disclosure. In a controlled or guarded area, unlocked files, desks, or similar containers are adequate protection. In an uncontrolled or unguarded area, a locked drawer or desk, a locked repository or a locked room is adequate.

B. UCNI may be transmitted to a person who needs to know the information to do his/her job and is an employee of the Contractor. Refer to the Department Of Energy (DOE) Order 471.1B, Identification and Protection of Unclassified Controlled Nuclear Information, for criteria/authorization on dissemination ofUCNI to a wider audience.

C. When transmitting UCNI, alert the recipient to the fact the transmission includes UCNI. The sensitive content of the information shall also be documented by the inclusion of markings on documentation and inclusion of an UCNI cover sheet. Documents shall be packaged to prevent disclosure or presence ofUCNI. The information should be appropriately marked UCNI within the package or envelope. The outside of the package or envelope shall be marked TO BE OPENED BY ADDRESSEE ONLY. UCNI shall be transmitted by U.S. Mail (U.S. First class, Express, certified or registered mail) or other commercial carrier who can provide tracking of packages. Refer to DOE Order 471.1B or 10 CFR 1017 for additional criteria.

D. When any UCNI information in Contractor's possessions is no longer required by the Contractor, destroy it in a manner that will assure sufficient complete destruction to prevent its retrieval. Refer to DOE Order 471.1B or 10 CFR 1017 for additional criteria.

This Paragraph shall be included in all subcontracts for performance of work under the Contract that require access to UCNI.

Additional Requirements Applicable to Quality Level-1 Constructions Services Only

IT IS IMPERATIVE THAT THE PROVIDING OF ALL DOCUMENTATION SET FORTH HEREIN BE INCLUDED WITH EACH SHIPN.IENT UNDER THIS CONTRACT.

QUALI1Y PROGRAM

(a) The Contractor shall maintain a quality program meeting the applicable requirements of the current revision of the *Corporation's.* Quality Assurance Program Description (QAPD), NR-3605-0003, to the extent of services provided by the Contractor, and shall be based on accepted industry regulations or standards such as, NQA-1; ISO 9000 series; ANSI Z540; 10 CFR Part 50, Appendix B; or 10 CFR 830.120 which is acceptable to the Corporation in accordance with the quality requirements set forth in this Contract (including the specifications/drawings) and perform all work under this Contract according to this program. The Corporation shall have the right to inspect the Contractor's work areas to ensure compliance with this program. The Contractor shall provide access by the Buyer, or designated representative, at all reasonable times to work areas and to the Contractor's records or work performed under this Contract (including access to all procurement documents). The Corporation shall treat all Contractor records as proprietary information and will disclose information obtained from these records only to Corporation and Government officials with a "need to know" as part of the requirement to comply with 10 CFR Part 21, 10 CFR Part 70 and the Energy Reorganization Act of 1974. The Corporation's verification activities do not relieve the Contractor for responsibility for verification of quality achievement.

(b) Should there be any differences between the Contractor's quality program and the Buyer's QAPD, to the extent that the Contractor's quality program is less conservative, the Contractor shall develop a QA Project Plan that describes how they will satisfy the requirements of the Buyer's QAPD and shall submit it for approval by the Buyer's QA organization prior to start of work. Work shall not commence until approved by the Buyer.

(c) The Contractor shall design, fabricate, clean, erect, package, ship, handle, store, test, inspect and accept all supplies and services acquired for use under this Contract according to any special instructions and requirements as identified in this Contract (including the specifications and drawings).

(d) The Contractor shall evaluate its lower-tier suppliers that supply items or services covered by the requirements of this Paragraph to ensure that the supplier has a quality program that is acceptable under this Paragraph.

(e) The Contractor shall insert the requirements of this Paragraph, appropriately modified, in all subcontracts for work covered by the aforementioned regulations/ statutes.

WORK CONTROL

The Contractor shall perform all work under this Contract according to work control procedures.

PROPOSED CHANGES

The Contractor shall submit all proposed changes to the SOW/drawings in writing to the Buyer for his/her written approval prior to implementation. The Corporation reserves the right to disapprove any requested changes. The Contractor is not authorized to ship supplies/perform work under this Contract that contain changes that have not been approved in writing by the buyer prior to shipment/performance.

SUBMISSION OF ITEMS/PERFORMANCE OF SERVICES

The Contractor agrees to tender for acceptance by the Corporation only items and services that meet the requirements set forth in this Contract. Prior to tendering an item/service for acceptance by the Corporation, the Contractor shall verify that the item/service complies with all requirements of this Contract.

NONCONFORMING MATERIAL/SERVICES

(a) All Contractor identified nonconformances shall be processed according to the Contractor's Quality 'Program. However, all nonconformances with a proposed disposition of "use-as-is" or "repair"·shall be submitted to the Buyer and Site Technical Representative, in writing, with the following information:

(1) A complete documented description of the item/service required and the item/ service that the Contractor proposes to supply/perform.

(2) The differences between the item/service required and the item/ service that the Contractor proposes to supply/ perform.

(3) The reasons why the Contractor cannot supply/perform the item/service as specified in this Contract.

(4) A verification that the proposed item/service is the functional equivalent of and has the same characteristics as the item/service specified in this Contract.

(b) The disposition of all Contractor identified nonconformances with a proposed disposition of "use-as-is" or "repair" must be approved, in writing, by the Buyer before Contractor implementation of the proposed disposition.

(c) The Contractor agrees to report nonconformances and the following or as specified in this Contract:

(1) Violation of technical or material requirements.

(2) Violation of requirements of Corporation approved documents.

(3) Nonconformances that cannot be corrected by continuation of the manufacturing process or by rework.

(4) Items/work that do/does not conform to the original requirements even though the item/work can be restored to a condition such that the capability of the item/work to function is unimpaired.

(d) The Contractor further agrees to cooperate with the Buyer or the Corporation's technical personnel in evaluating nonconformances and during Corporation verification of the implementation of the Corporation approved disposition.

(e) Any costs associated with delays or any increased costs of this Contract caused by a Contractor nonconformance will not be allowable under this Contract and will be the sole responsibility of the Contractor.

DOCUMENTATION AND RETENTION PERIODS

(a) The Contractor agrees to provide all documents required by this Contract for information, review and approval.

(b) The Contractor agrees to maintain the quality assurance records specified in this Contract for the periods specified and to dispose of the records as prescribed herein.

(c) The Contractor agrees to include this Paragraph in procurement documents relating to this Contract for items or services covered by 10 CFR Part 21.

NUCLEAR SAFETY REQUIREMENTS

10 CFR Part 21 Requirements. Section 206 of the Energy Reorganization Act of 1974 (ERA) and the U.S. Nuclear Regulatory Commission (NRC) regulation 10 CFR Part 21, "Reporting of Defects and Noncompliance", apply to this Contract. Those provisions impose requirements for dedicating commercial grade items when they are designated for use as a basic component as well as specific reporting obligations on any individual director or responsible officer of a firm constructing, owning, operating or supplying the components of any facility or activity which is licensed or otherwise regulated pursuant to the Atomic Energy Act of 1954, as amended or the Energy Reorganization Act of 1974. NRC enforcement action, including civil and criminal penalties may be taken for violations of 10 CFR Part 21. Engineering documents provided with this Contract identify those commercial grade items that have been designated for use as basic components. Any nonconforming item identified by the Contractor that has been designated for use as a basic component shall be immediately reported to the Buyer and Site Technical Representative upon discovery, followed by written notification to the Buyer and Site Technical Representative within five (5) working days from time of discovery.

The attached Corporation ASL limitations are included as part of this Contract. None

---

Additional Requirements Applicable to Quality Level-2 Construction Services Only

****

IT IS IMPERATIVE THAT ALL DOCUMENTATION SET FORTH HEREIN OR IN ANY STATEMENT OF WORK ATTACHED HERETO BE PROVIDED.**

****

The Contractor shall maintain a quality program meeting the applicable requirements of accepted industry regulations or standards such as, NQA-1; ISO 9000 series; ANSI Z540; 10 CFR Part 50, Appendix B; or 10 CFR 830.120 which is acceptable to the Corporation in accordance with the quality requirements set forth in this Contract (including the specifications/drawings) and perform all work under this Contract according to this program. The Corporation shall have the right to inspect the Contractor's work areas to ensure compliance with this program. The Contractor shall provide access

by the Buyer, or designated representative, at all reasonable times to work areas and to the Contractor's records or work performed under this Contract (including access to all procurement documents).

The Contractor agrees to tender for acceptance by the Corporation only services that meet the requirements set forth in this Contract (including the SOW, if any) and that prior to tendering the services for acceptance, Contractor shall verify the services comply with the requirements set forth in this Contract.

CERTIFICATE OF CONFORMANCE

(a) Any Certificate of Conformance submitted by the Contractor shall include the following information:

(1) Identification of the material/equipment/services for which the certificate applies;

(2) Identification of the Corporation Contract number for which the certificate applies;

(3) Identification of the specific requirements from this Contract and/or SOW set forth in the item description of this Contract that the material/ equipment/ services meets (fhe requirements identified shall include any approved changes, waivers, or deviations applicable to the material/equipment.); and

(4) Identification of any specific requirements from the requirements/SOW set forth in this Contract that the material/ equipment/ services does not meet, together with the Corporation approved waiver of the requirement(s).

(b) Any Certificate of conformance submitted must be authenticated by the Contractor employee responsible for its quality assurance function and whose function and position is described in the Contractor's Quality Assurance Program.

(c) The procedures used for the preparation, review and approval of the certificate shall be as described in the Contractor's Quality Assurance Program.

The attached Corporation ASL limitations are included as part of this Contract. None